UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

Altria Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed: April 4, 2013

MARTIN J. BARRINGTON	ALTRIA GROUP, INC.
CHAIRMAN OF THE BOARD AND	6601 WEST BROAD STREET
CHIEF EXECUTIVE OFFICER	RICHMOND, VIRGINIA 23230

April 4, 2013

Dear Fellow Shareholder:

It is my pleasure to invite you to join us at the 2013 Annual Meeting of Shareholders of Altria Group, Inc. to be held on Thursday, May 16, 2013 at 9:00 a.m., Eastern Time, at the Greater Richmond Convention Center, 403 North 3rd Street, Richmond, Virginia 23219.

The following pages contain the formal Notice of Meeting and the Proxy Statement. This year’s Proxy Statement includes some enhancements that we believe more effectively communicate to shareholders our corporate governance and executive compensation policies and practices, information about our Board of Directors and its Committees and the matters to be voted on at this year’s meeting.

At this year’s meeting, we will vote on the election of 11 directors, the ratification of PricewaterhouseCoopers LLP’s selection as the Company’s independent registered public accounting firm and, if properly presented, one shareholder proposal. We will also conduct a non-binding advisory vote to approve the compensation of the Company’s named executive officers. In addition, there will be a report on the Company’s business and shareholders will have an opportunity to ask questions.

To attend the meeting, you must present an admission ticket and government-issued photographic identification. Please note that you must submit a request for an admission ticket. To request an admission ticket, please follow the instructions set forth on page 4 in response to Question 15. You may bring only one immediate family member who is 21 years of age or older as a guest.

We use the U.S. Securities and Exchange Commission rule that allows companies to furnish proxy materials to their shareholders primarily over the Internet. We believe this process expedites shareholders’ receipt of proxy materials, lowers the costs of our annual meeting and helps conserve natural resources. Accordingly, we are mailing to many of our shareholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of the Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the proxy materials online, vote online and obtain a paper copy of our proxy materials.

Your vote is very important. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you cannot attend.

Sincerely,

For further information about the 2013 Annual Meeting,

please call 1-804-484-8838

ALTRIA GROUP, INC.

6601 West Broad Street

Richmond, Virginia 23230

NOTICE OF 2013 ANNUAL MEETING OF

SHAREHOLDERS OF ALTRIA GROUP, INC.

DATE AND TIME:	Thursday, May 16, 2013 at 9:00 a.m., Eastern Time

PLACE:	The Greater Richmond Convention Center 403 North 3rd Street Richmond, Virginia 23219

ITEMS OF BUSINESS:	1)	To elect as directors the 11 nominees named in the accompanying Proxy Statement.

2)	To ratify the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2013.

3)	To hold an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers.

4)	To vote on one shareholder proposal, if properly presented at the meeting.

5)	To transact other business properly coming before the meeting.

WHO CAN VOTE:	You are entitled to vote if you were a shareholder of record at the close of business on Monday, March 25, 2013.

VOTING:	We urge you to participate in the meeting, either by attending and voting in person or by voting through other acceptable means as promptly as possible. You may vote by telephone, through the Internet or by mailing your completed proxy card (or voting instruction form, if you hold your shares through a broker, bank or other nominee). Each share is entitled to one vote on each matter to be voted upon at the annual meeting. Your vote is important and we urge you to exercise your right to vote.

MEETING ADMISSION:	If you plan to attend the meeting, you must request an admission ticket in advance. To request an admission ticket, please follow the instructions set forth on page 4 in response to Question 15 of the accompanying Proxy Statement.

2012 ANNUAL REPORT:	A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 accompanies this Proxy Statement.

DATE OF DISTRIBUTION:	This Notice, the Proxy Statement and proxy card are first being made available or mailed to shareholders on or about April 4, 2013.

W. Hildebrandt Surgner, Jr.

Corporate Secretary

April 4, 2013

Richmond, Virginia

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2013

The Company’s Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K

for the fiscal year ended December 31, 2012 are available, free of charge, at http://www.altria.com/proxy.

PROXY STATEMENT – TABLE OF CONTENTS

i

PROXY STATEMENT – TABLE OF CONTENTS

ii

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS

ABOUT THE ANNUAL MEETING AND VOTING

1.	WHY DID I RECEIVE THESE PROXY MATERIALS?

Our Board of Directors (“Board of Directors” or “Board”) is furnishing to you this Proxy Statement to solicit proxies on its behalf to be voted at the 2013 Annual Meeting of Shareholders (the “2013 Annual Meeting” or the “meeting”) of Altria Group, Inc. (the “Company” or “Altria”) on May 16, 2013 at 9:00 a.m., Eastern Time, at the Greater Richmond Convention Center, 403 North 3rd Street, Richmond, Virginia 23219. The proxies also may be voted at any adjournments or postponements of the meeting.

All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

2.	WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Martin J. Barrington and Denise F. Keane have been designated as proxies by the Board of Directors for the 2013 Annual Meeting.

3.	WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2013 Annual Meeting is March 25, 2013 (the “record date”). The record date is established by the Board of Directors as required by Virginia law. Only shareholders of record (registered shareholders and street name holders) at the close of business on the record date are entitled to:

(a)	receive notice of the meeting; and
(b)	vote at the meeting and any adjournments or postponements of the meeting.

Each shareholder of record on the record date is entitled to one vote for each share of common stock held. On March 25, 2013, there were 2,008,669,118 shares of common stock outstanding.

4.	WHAT IS THE DIFFERENCE BETWEEN A REGISTERED SHAREHOLDER AND A SHAREHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered shareholder.

If your shares of stock are held for you in the name of your broker, bank or other nominee, your shares are held in street name. The answer to Question 11 describes brokers’ discretionary voting authority and when your broker, bank or other nominee is permitted to vote your shares of stock without instructions from you.

It is important that you vote your shares if you are a registered shareholder and, if you hold shares in street name, that you provide appropriate voting instructions to your broker, bank or other nominee as discussed in the answer to Question 11.

5.	WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

By Telephone or Internet Proxy: All registered shareholders of record can vote their shares of common stock by touchtone telephone using the telephone number on the proxy card (within the United States, U.S. territories and Canada, there is no charge for the call), or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders of record may vote by telephone or the Internet if their brokers, banks or other nominees make those methods available. If that is the case, each broker, bank or other nominee will enclose instructions with the Proxy Statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate shareholders’ identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded.

In Writing: All shareholders of record also can vote by mailing their completed and signed proxy card (in the case of registered shareholders) or their completed and signed voting instruction form (in the case of street name holders).

ALTRIA GROUP, INC. – Proxy Statement    1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

In Person: All shareholders of record may vote in person at the meeting; however, street name holders must have a legal proxy from their broker, bank or other nominee and bring the legal proxy to the meeting in order to vote in person at the meeting. If you are a street name holder, you must obtain a legal proxy from your bank, broker or other nominee.

6.	WHAT ITEMS WILL BE VOTED ON AT THE 2013 ANNUAL MEETING?

Proposal	Voting Choices, Board Recommendation and Voting Requirement

Proposal 1 – Election of Directors

Voting Choices

•    Vote in favor of a nominee;

•    Vote against a nominee; or

•    Abstain from voting on a nominee.

Board Recommendation

The Board recommends a vote “FOR” each of the nominees named in the Proxy Statement.

Voting Requirement

Directors will be elected by a majority of the votes cast. A majority of the votes cast means that the number of votes “FOR” a nominee must exceed the number of votes “AGAINST” that nominee.

Any director who receives a greater number of votes “AGAINST” his or her election than votes “FOR” such election shall offer to tender his or her resignation to the Board in accordance with the Company’s Corporate Governance Guidelines. The Nominating, Corporate Governance and Social Responsibility Committee shall consider the offer and recommend to the Board whether to accept or reject the offer. The full Board will consider all factors it deems relevant to the best interests of the Company, make a determination and publicly disclose its decision and rationale within 90 days after confirmation of the election results.

Proposal 2 – Ratification of the Selection of Independent Registered Public Accounting Firm

Voting Choices

•    Vote in favor of the ratification;

•    Vote against the ratification; or

•    Abstain from voting.

Board Recommendation

The Board recommends a vote “FOR” this proposal.

Voting Requirement

The selection of the independent registered public accounting firm will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”

Proposal 3 – Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Voting Choices

•    Vote in favor of the compensation of the Company’s named executive officers;

•    Vote against the compensation of the Company’s named executive officers; or

•    Abstain from voting.

Board Recommendation

The Board recommends a vote “FOR” this proposal.

Voting Requirement

The compensation of the Company’s named executive officers will be approved on an advisory basis if the votes cast “FOR” exceed the votes cast “AGAINST.”

This vote is not binding upon the Company, the Board or the Compensation Committee. Nevertheless, the Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for the Company’s named executive officers.

2    ALTRIA GROUP, INC. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Proposal	Voting Choices, Board Recommendation and Voting Requirement

Proposal 4 – Shareholder Proposal Regarding Disclosure of Lobbying Policies and Practices

Voting Choices

•    Vote in favor of the proposal;

•    Vote against the proposal; or

•    Abstain from voting.

Board Recommendation

The Board recommends a vote “AGAINST” this shareholder proposal.

Voting Requirement

This shareholder proposal will be approved if the votes cast “FOR” exceed the votes cast “AGAINST.”

7.	ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We will continue our long-standing practice of holding the votes of each shareholder in confidence from directors, officers and employees, except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company; (b) in the case of a contested proxy solicitation; (c) if a shareholder makes a written comment on the proxy card or otherwise communicates his or her vote to the Company; or (d) to allow the independent inspectors of election to certify the results of the vote. We will also continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

8.	WHAT IF A SHAREHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Shareholders should specify their choice for each matter on the accompanying proxy. If no specific choice is made, proxies that are signed and returned will be voted “FOR” the election of each of the nominees for director, “FOR” the proposal to ratify the selection of PricewaterhouseCoopers LLP, “FOR” the advisory vote to approve the compensation of the Company’s named executive officers and “AGAINST” the shareholder proposal.

9.	HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?

The proxy card that you have received includes your dividend reinvestment plan shares. As previously noted, you may vote your shares through the Internet, by telephone or by mail, all as described on the enclosed proxy card.

10.	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares.

We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A. Computershare’s address is P.O. Box 43078, Providence, Rhode Island 02940-3078; you can reach Computershare at 1-800-442-0077 (from within the United States or Canada) or 1-781-575-3572 (from outside the United States or Canada).

11.	WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Registered Shareholders: If you are a registered shareholder (see Question 4), your shares will not be voted if you do not provide your proxy unless you vote in person at the meeting. It is, therefore, important that you vote your shares.

Street Name Holders: If your shares are held in street name (see Question 4) and you do not provide your signed and dated voting instruction form, your shares may be voted by your broker, bank or other nominee but only under certain circumstances. Specifically, under the New York Stock Exchange (“NYSE”) rules, shares held in the name of your broker, bank or other nominee may be voted by your broker, bank or other nominee on certain “routine” matters even if you do not provide voting instructions. The ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company is considered a “routine” matter for which brokers, banks or other nominees may vote uninstructed shares.

ALTRIA GROUP, INC. – Proxy Statement    3

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

The other proposals to be voted on at our meeting (specifically, the election of director nominees, the advisory vote to approve the compensation of the Company’s named executive officers and the shareholder proposal) are not considered “routine” under NYSE rules. When a proposal is not a “routine” matter and the broker, bank or other nominee has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the broker, bank or other nominee cannot vote the shares on that proposal. This is called a “broker non-vote.” It is, therefore, important that you vote your shares.

12.	ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote at the 2013 Annual Meeting.

13.	HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

(a)	giving written notice to the Corporate Secretary of the Company;
(b)	delivering a later-dated proxy; or
(c)	voting in person at the meeting.

14.	WHO WILL PAY THE COST OF THIS PROXY SOLICITATION?

The cost of this solicitation of proxies will be paid by the Company. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of D.F. King & Co., Inc., 48 Wall Street, New York, New York 10005, at an anticipated cost of $24,000, plus reimbursement of out-of-pocket expenses.

15.	HOW DO I OBTAIN ADMISSION TO THE ANNUAL MEETING?

If you plan to attend the meeting, you must request an admission ticket in advance. You may bring only one immediate family member as a guest. As we will be discussing our tobacco and wine products at the meeting, all immediate family member guests must be 21 years of age or older. All meeting attendees must present government-issued photographic identification, such as a driver’s license or passport, at the meeting. In addition, if you are authorized to represent a corporate or institutional shareholder, you must also present proof that you are the authorized representative of such shareholder.

Please submit your request for an admission ticket on or before Friday, May 10, 2013, by mailing or faxing a request to the Company’s Corporate Secretary at 6601 West Broad Street, Richmond, Virginia 23230, facsimile: 1-800-352-6172 (from within the United States) or 1-919-697-4949 (from outside the United States). Please include the following information:

(a)	your name and mailing address;
(b)	whether you need special assistance at the meeting;
(c)	the name and age of your immediate family member guest, if one will accompany you; and
(d)	if your shares are held for you in the name of your broker, bank or other nominee, evidence of your stock ownership (such as a letter from your broker, bank or other nominee or a photocopy of a current brokerage or other account statement) as of March 25, 2013.

The meeting facilities will open at 7:30 a.m., Eastern Time, to facilitate your registration and security clearance. For your security, you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders, video and still cameras, pagers, laptops and other portable electronic devices as well as pets will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

16.	MAY SHAREHOLDERS ASK QUESTIONS AT THE ANNUAL MEETING?

Yes. The Chairman will answer shareholders’ questions of general interest during the question and answer period of the meeting. In order to provide an opportunity for everyone who wishes to ask a question, shareholders will be limited to two minutes. Shareholders may ask a question a second time only after all others have had their turn and only if time allows. When speaking, shareholders must direct questions to the Chairman and confine their questions to matters that relate directly to the business of the meeting.

17.	HOW MANY VOTES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 25, 2013, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and shares of record held by a broker, bank or other nominee (“Broker Shares”) that are voted on any matter are included in determining the number of shares present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

ALTRIA GROUP, INC. – Proxy Statement    5

BOARD AND GOVERNANCE MATTERS

BOARD AND GOVERNANCE MATTERS

Board Responsibility, Composition and Meetings

The primary responsibility of the Board of Directors is to foster the long-term success of the Company. The Board has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

As of the date of this Proxy Statement, our Board consists of 12 directors. Directors are elected annually at each annual meeting to serve until the next annual meeting and until their successors are duly elected and qualified, subject to their earlier death, resignation or removal. Each of the nominees currently serves as a director and was elected by the shareholders at the 2012 Annual Meeting with the exception of Debra J. Kelly-Ennis, who was brought to the attention of the Nominating, Corporate Governance and Social Responsibility Committee by Heidrick & Struggles, an executive search firm, and who was unanimously elected to membership by the Board on February 26, 2013. On January 29, 2013, Elizabeth E. Bailey notified the Company of her decision to retire from Board service following the completion of her current term. Consequently, Dr. Bailey will not stand for re-election to the Board at the 2013 Annual Meeting and the Board will be reduced to 11 members on the date of the 2013 Annual Meeting. Biographical information and qualifications of the nominees for director are included under “Proposal 1 – Election of Directors” on page 53.

The Board holds regular meetings typically during the months of January, February, May, August, October and December, and special meetings are held when necessary. The organizational meeting follows the annual meeting of shareholders. One of the meetings is primarily devoted to reviewing the Company’s strategic plan. The Board held eight meetings in 2012. The Board meets in executive session at every Board meeting. Directors are expected to attend Board meetings, the annual meeting of shareholders and meetings of the committees of the Board (“Committees”) on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. During 2012, all nominees for director then in office attended at least 87.5% of the aggregate number of meetings of the Board during their respective terms of service and of all Committees on which they served. In addition, all directors then in office attended the 2012 Annual Meeting of Shareholders on May 17, 2012 (the “2012 Annual Meeting”).

Governance Guidelines, Policies and Codes

The Board has adopted Corporate Governance Guidelines. In addition, the Board has adopted a Code of Business Conduct and Ethics for Directors that applies to the members of the Board. The Board has also adopted a policy with regard to reviewing certain transactions in which the Company is a participant and an officer, director or nominee for director has had or may have a direct or indirect material interest. These documents are available on the Company’s website at www.altria.com/governance. The Company has also adopted the Altria Code of Conduct, which applies to all of its employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. The Altria Code of Conduct is available on the Company’s website at www.altria.com/codeofconduct. Information on the Company’s website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings the Company makes with the U.S. Securities and Exchange Commission (“SEC”).

Board Leadership Structure

The Board believes that it is important to retain the flexibility to allocate the responsibilities of the Chairman of the Board (the “Chairman”) and the Chief Executive Officer in the way that it believes is in the best interests of the Company. After due consideration by the Nominating, Corporate Governance and Social Responsibility Committee and the Board, the Board has concluded that presently combining the roles of Chairman and Chief Executive Officer is in the best interests of the Company. The Company’s Mission is to own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco and wine consumers with superior branded products. The Board believes that the combination of the roles of Chairman and Chief Executive Officer promotes the pursuit of the Company’s Mission by allowing the senior-most executive with accountability for the Company’s day-to-day operations and execution of the Company’s strategic plan, who also possesses significant business, regulatory and industry knowledge, to set Board

6    ALTRIA GROUP, INC. – Proxy Statement

BOARD AND GOVERNANCE MATTERS

meeting agendas (in consultation with the Presiding Director), to lead the related discussions and to communicate with one voice to employees, shareholders and other stakeholders. The Board considers this effective and efficient structure to be particularly appropriate for the Company given the unique challenges that the Company has faced and continues to face in light of the lines of business of its subsidiaries, particularly domestic tobacco, and the enhanced regulatory environment.

The Board’s strict adherence to sound corporate governance practices, as reflected in the Company’s Corporate Governance Guidelines, has promoted, and continues to promote, the effective and independent exercise of Board leadership for the Company and its shareholders. Non-management directors convene at each Board meeting in executive session. Moreover, the Company has a strong and experienced independent Presiding Director who, in discharging the responsibilities detailed below, promotes dialogue among non-management members of the Board and directly and clearly communicates the views of the Board to management.

The Presiding Director presides over executive sessions of the non-management directors and at all meetings at which the Chairman is not present; calls meetings of the non-management directors as he or she deems necessary; serves as a liaison between the Chairman and the non-management directors; together with the Chairman, approves agendas for Board meetings; advises the Chairman of the Board’s informational needs; together with the Chair of the Compensation Committee, communicates goals and objectives to the Chairman and Chief Executive Officer and the results of the evaluation of his performance; and is available for consultation and communication if requested by major shareholders. The Presiding Director is invited to attend all meetings of Committees of which he or she is not a member. The Presiding Director also presides over executive sessions including only independent directors, which are held at least once a year.

Committees of the Board of Directors

The Board has established various separately-designated standing Committees to assist it with the performance of its responsibilities. The Board designates the members of these Committees and the Committee Chairs annually at its organizational meeting following the annual meeting of shareholders, based on the recommendations of the Nominating, Corporate Governance and Social Responsibility Committee. The Chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings.

The Board has adopted written charters for each of these Committees. These charters are available on the Company’s website at www.altria.com/governance. The following table summarizes the responsibilities of the Committees:

Committee	Primary Responsibilities

Audit

The Audit Committee’s responsibility is to assist the Board in its oversight of (i) the integrity of the Company’s financial statements and financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent registered public accounting firm, (iii) the internal auditors and the internal audit function and (iv) the Company’s compliance with legal and regulatory requirements. The Audit Committee is also responsible for preparing the Audit Committee Report that the rules of the SEC require the Company to include in its proxy statement.

See pages 15 to 16 for further matters related to the Audit Committee, including its Report for the year ended December 31, 2012.

Compensation

The Compensation Committee determines, reviews and approves the compensation of the Chief Executive Officer and reviews and approves the compensation of the other senior executive officers, including salary, annual incentive awards, long-term incentive awards and equity grants. The Compensation Committee also reviews the performance of the senior executive officers and reviews and assists with the development of succession plans, leadership development and related matters. In addition, the Compensation Committee monitors and evaluates the design and effectiveness of the Company’s incentive programs.

See pages 17 to 18 for further matters related to the Compensation Committee, including a discussion of its procedures and its Report on the Compensation Discussion and Analysis appearing on pages 19 through 39.

Executive	The Executive Committee has authority to act for the Board during intervals between Board meetings to the extent permitted by law.

ALTRIA GROUP, INC. – Proxy Statement    7

BOARD AND GOVERNANCE MATTERS

Committee	Primary Responsibilities

Finance	The Finance Committee monitors the Company’s financial condition, oversees the sources and uses of cash flow and the investment of certain employee benefit plan assets and advises the Board with respect to capital markets activities, dividend policy, share repurchase programs and other financial matters.

Innovation	The Innovation Committee assists the Board in its oversight of the strategic goals and objectives of the research, development and engineering programs of the Company’s subsidiaries and technological and other innovation initiatives.

Nominating, Corporate Governance and Social Responsibility	The Nominating, Corporate Governance and Social Responsibility Committee identifies individuals qualified to become Board members consistent with the criteria described in the Company’s Corporate Governance Guidelines and recommends a slate of nominees for election at each annual meeting of shareholders; makes recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees; advises the Board on corporate governance matters, including developing and recommending to the Board the Company’s corporate governance principles; oversees the self-evaluation process of the Board and its Committees; and provides oversight of the Company’s public affairs, corporate reputation and societal alignment strategies.

The following table sets forth the current members of each of the Committees and the number of meetings held during 2012:

Name	Audit (1)	Compensation (2)	Executive	Finance	Innovation	Nominating, Corporate Governance and Social Responsibility (3)

Elizabeth E. Bailey*		X		X		X

Gerald L. Baliles*		X	X		X	Chair

Martin J. Barrington			Chair

John T. Casteen III*	X				X

Dinyar S. Devitre*				X	X

Thomas F. Farrell II* (4)	X	Chair	X			X

Thomas W. Jones*	X	X	X	Chair

Debra J. Kelly-Ennis* (5)

W. Leo Kiely III*		X		X	X

Kathryn B. McQuade*	X			X		X

George Muñoz*	Chair		X	X	X	X

Nabil Y. Sakkab*			X	X	Chair	X
2012 Meetings	8	6	0	4	4	4

*	Independent Director.

(1)	The Audit Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE and Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that all members of the Audit Committee are financially literate and that George Muñoz and at least one other member of the Committee are “audit committee financial experts” within the meaning set forth in the regulations of the SEC.

(2)	The Compensation Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE; are non-employee directors for the purposes of Rule 16b-3 of the Exchange Act; and satisfy the requirements of Internal Revenue Code Section 162(m) for outside directors.

(3)	The Nominating, Corporate Governance and Social Responsibility Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the NYSE.

(4)	Presiding Director.

(5)	Ms. Kelly-Ennis joined the Board on February 26, 2013. As of the date of this Proxy Statement, Ms. Kelly-Ennis has not been named to any Committee.

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BOARD AND GOVERNANCE MATTERS

The Board’s Risk Oversight Role

The Board, both acting as a full Board and through its Committees, plays an important oversight role in the Company’s risk management processes. Regular Board and Committee meetings cover multiple days and include site visits to Company subsidiary locations both in and outside the Company’s Richmond, Virginia headquarters. Management from the Company and different Company subsidiaries and business functions attend each meeting. At these meetings and in communications between Board meetings, management consults directly with the Board and its Committees about operational risks facing the businesses. Similarly, the Board, both directly and through the Audit Committee, receives regular updates on legal and regulatory matters, including developments in litigation and developments related to U.S. Food and Drug Administration regulation of certain of the Company’s subsidiaries, thereby reviewing the Company’s management of legal and regulatory risk. In addition, reports to the Audit Committee at each of its meetings by the Company’s Chief Compliance Officer and corporate audit personnel provide insight into the Company’s risk assessment and risk management policies and processes, including enterprise risk management. The Audit Committee and the Finance Committee oversee the Company’s management of its financial, accounting and liquidity risks through interaction at each meeting with the Chief Financial Officer, management from financial, accounting, auditing and treasury functions and, for the Audit Committee, personnel from the Company’s independent registered public accounting firm. The Nominating, Corporate Governance and Social Responsibility Committee, through its interaction with business functions responsible for the Company’s public policy and societal alignment strategies, oversees the ways in which the Company manages reputational risk. The Compensation Committee, as set forth in more detail under “Compensation Discussion and Analysis – Decision Making Process – Risk Assessment” on page 30, considers the analysis developed by a cross-functional team of executives in the compensation and benefits, corporate audit and legal functions to determine the extent to which the executive compensation program may create risk for the Company. Finally, the Innovation Committee oversees the Company’s management of the risks associated with technology, research and product development, including intellectual property. Each Committee provides a report to the full Board following each Committee meeting. The Board believes it has in place effective processes to identify and oversee the material risks facing the Company and its businesses and that these processes are consistent with, and provide additional support for, the current leadership structure of the Board.

Directors

Process for Nominating Directors

The Nominating, Corporate Governance and Social Responsibility Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the annual meeting of shareholders.

In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from directors, shareholders, management and others, including from time to time executive search and board advisory firms. The Committee does not distinguish between nominees recommended by shareholders and other nominees. Shareholders wishing to suggest candidates to the Nominating, Corporate Governance and Social Responsibility Committee for consideration as directors must submit a written notice to the Corporate Secretary of the Company following the procedures set forth in this Proxy Statement under “Questions and Answers about Communications, Company Documents and Shareholder Proposals – How Do I Communicate with the Company’s Board of Directors?” on page 67. The Company’s By-Laws set forth the procedures that a shareholder must follow to nominate directors. The procedures are summarized under the same section in response to the question “How Can a Shareholder Nominate a Director or Submit a Proposal for Next Year’s Annual Meeting?” on page 67.

The current composition of our Board of Directors is discussed above under “Board Responsibility, Composition and Meetings” on page 6. Biographical information and qualifications of the nominees for director are included under “Proposal 1 – Election of Directors” on page 53.

Director Qualifications and Board Diversity

In reviewing nominee candidates, the Nominating, Corporate Governance and Social Responsibility Committee adheres to the process described above and, in so doing, considers both the Company’s Mission to own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco and wine consumers with superior branded

ALTRIA GROUP, INC. – Proxy Statement    9

BOARD AND GOVERNANCE MATTERS

products and its four related Mission goals – investing in leadership; aligning with society; satisfying adult consumers; and creating substantial value for shareholders. The Committee has not established any specific minimum qualification standards for nominees to the Board; rather, in evaluating the suitability of individuals for Board membership, the Committee considers the ways in which it believes each nominee can assist the Company in pursuing its Mission and advancing one or more Mission goals. The Committee also takes into account many factors, including whether the individual meets requirements for independence and whether the individual will enhance the diversity of perspectives available to the Board in its deliberations.

The Company is committed to diversity, as reflected in its Mission goal to invest in leadership, its Code of Conduct and various Company policies. The Committee has a long-standing commitment to diversity, rather than a formal diversity policy, and is guided by the Company’s diversity philosophy in its review and consideration of potential director nominees. In this regard, the Board and the Committee view diversity holistically. More particularly, as set forth in the Company’s Corporate Governance Guidelines, the Board considers the individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment; the individual’s understanding of the Company’s businesses and markets; the individual’s professional expertise and experiences; the individual’s educational and professional background; and other characteristics of the individual that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the Company’s success and represent shareholder interests through the exercise of sound judgment and the application of its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. In addition, the Committee considers whether the Board has specific needs for certain skills or attributes at a given time (for example, financial or chief executive officer experience). Other criteria for Board membership are set forth in the Company’s Corporate Governance Guidelines.

The Committee and the Board believe that each of the nominees for election at the 2013 Annual Meeting possesses a strong and unique set of attributes, experiences and skills. The Committee and the Board believe that, as a group, these nominees provide the Board with an optimal balance of experience, leadership, competencies, qualifications and skills. Under “Proposal 1 – Election of Directors,” we provide an overview of each nominee’s principal occupation, business experience and other directorships, together with the key attributes, experience and skills considered by the Committee and the Board as being particularly meaningful in advancing the Company’s Mission and one or more Mission goals.

Director Independence Determinations

Under the listing standards of the NYSE, the Board must consist of a majority of independent directors. In making independence determinations, the Board observes NYSE and SEC criteria and considers all relevant facts and circumstances. The Board has also adopted categorical standards of director independence to further assist it in making these determinations. These standards are set forth in Annex A of the Company’s Corporate Governance Guidelines, which are available on the Company’s website at www.altria.com/governance.

On the recommendation of the Nominating, Corporate Governance and Social Responsibility Committee, the Board has affirmatively determined that each of the following nominees is independent in that such nominee has no material relationship with the Company: Gerald L. Baliles, John T. Casteen III, Dinyar S. Devitre, Thomas F. Farrell II, Thomas W. Jones, Debra J. Kelly-Ennis, W. Leo Kiely III, Kathryn B. McQuade, George Muñoz and Nabil Y. Sakkab. The Board has also affirmatively determined that Elizabeth E. Bailey, who is not standing for re-election to the Board at the 2013 Annual Meeting, is independent.

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BOARD AND GOVERNANCE MATTERS

In making its recommendation to the Board, the Committee considered the following business relationships and transactions:

Business Relationships and Transactions Considered

Dr. Sakkab is a non-executive director of Givaudan SA, an entity from which Company subsidiaries from time to time in the ordinary course of business acquire goods and services on terms comparable to those provided to unrelated third parties. Dr. Sakkab does not materially benefit directly or indirectly from this relationship.

Mr. Muñoz is a non-executive director of Marriott International, Inc., an entity from which Company subsidiaries from time to time in the ordinary course of business acquire goods and services on terms comparable to those provided to unrelated third parties. Mr. Muñoz does not materially benefit directly or indirectly from this relationship.

Mr. Farrell is the chief executive officer of Dominion Resources, Inc. (“Dominion”). A subsidiary of Dominion is a regulated public utility with which the Company or its subsidiaries has a commercial relationship for energy procurement. Amounts paid by the Company are set at rates fixed in accordance with applicable regulatory authority. Mr. Farrell is neither responsible for, nor involved in, the utility’s dealings with the Company or its subsidiaries, nor does Mr. Farrell materially benefit directly or indirectly from this relationship.

Mr. Devitre is a non-executive director of SABMiller plc (“SABMiller”), an entity in which the Company held approximately 26.9% of the economic and voting interest at December 31, 2012. Mr. Devitre and Mr. Howard A. Willard III, the Company’s Executive Vice President and Chief Financial Officer, serve at the Company’s request as non-executive members of SABMiller’s 16-member Board of Directors in accordance with the Amended and Restated Relationship Agreement between the Company and SABMiller. Mr. Devitre’s compensation for his SABMiller board service is limited to director fees paid by SABMiller. Mr. Devitre does not materially benefit directly or indirectly from this relationship.

Mr. Kiely is the former Chief Executive Officer of MillerCoors LLC, a joint venture combining the U.S. and Puerto Rico operations of SABMiller and Molson Coors Brewing Company. As noted above, the Company held approximately 26.9% of the economic and voting interest in SABMiller at December 31, 2012. Mr. Kiely does not materially benefit directly or indirectly from this relationship.

In July 2012, the Company and the Economic Development Authority of the City of Richmond (“EDA”) entered into an agreement concerning the renovation of the historic Landmark Theater in Richmond, Virginia. Under the agreement, the Company acquired from the EDA the naming rights to the theater for a 20 year-period for $10 million payable over five years. The agreement reflects the Company’s long-standing commitment to supporting cultural venues located in and around its communities. Messrs. Farrell and Barrington are non-employee directors of Richmond Performing Arts Center L.L.L.P., the entity responsible for overseeing various performing arts venues in the City of Richmond, including the Landmark Theater, for the benefit of the Richmond community. Neither Mr. Farrell nor Mr. Barrington materially benefits directly or indirectly from this relationship.

Additionally, immediate family members (as defined in the Company’s Policy on Related Person Transactions, which is discussed in “Related Person Transactions and Code of Conduct” on page 66) of Dr. Bailey, Governor Baliles, Mr. Devitre, Mr. Farrell, Mr. Jones, Mr. Kiely and Dr. Sakkab are employed in non-executive officer capacities by entities with which the Company or its subsidiaries from time to time do business in the ordinary course on terms comparable to those provided to unrelated third parties. The immediate family member in each case is neither responsible for, nor involved in, the entity’s day-to-day dealings with the Company, and the respective payments made by the Company or its subsidiaries to the entities in the last three fiscal years are significantly less than the greater of $1 million or 2% of the entities’ consolidated gross revenues. None of Dr. Bailey, Governor Baliles, Mr. Devitre, Mr. Farrell, Mr. Jones, Mr. Kiely or Dr. Sakkab, or the respective immediate family members, materially benefits directly or indirectly from these relationships.

The Committee has determined that the foregoing business relationships and transactions did not affect the independence of any nominee for director.

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BOARD AND GOVERNANCE MATTERS

In making its recommendation to the Board, the Committee also considered the following philanthropic relationships and transactions between the Company and its subsidiaries and various educational and other charitable entities located in or near the locations of Company or Company subsidiary facilities. The Company believes that these relationships further its Mission goal of investing in leadership, which includes investing meaningfully in the communities in which our employees live and work with the objective of making those communities leading environments where our businesses can succeed. In various cases, these relationships date back for many decades.

Philanthropic Relationships and Transactions Considered
As the Company disclosed in prior years, a subsidiary of the Company pledged $25 million to the University of Virginia (the “University”) in 2006, reflecting a long-standing relationship between the Company and the University that has included employment recruiting and charitable donations. In 2012, the Company contributed $1,630,158 towards this pledge. Also in 2012, the Company or its subsidiaries (i) made certain other charitable donations to the University, including contributions under the Company’s matching gift program, in an aggregate amount of $49,038 and (ii) made ordinary course trade payments to the University in the aggregate amount of $39,871 on terms comparable to those provided to unrelated third parties. The sum of these 2012 contributions and payments represent less than 2% of the University’s consolidated gross revenues. Mr. Casteen, who joined the Board in 2010, is a former President of the University. He now serves as President Emeritus of the University. Mr. Casteen’s daughter-in-law, Laura Casteen, is employed by the University as an assistant vice president. Mr. Casteen does not materially benefit directly or indirectly from this relationship. In addition, the Company notes that Governor Baliles’s employer, the Miller Center of Public Affairs, is affiliated with the University and that Mr. Farrell is a non-executive trustee of the University’s affiliated campus in Wise, Virginia.
In the Richmond, Virginia region, where the Company and several of its subsidiaries are headquartered and employ approximately 4,000 people, the Company made several contributions to educational and other charitable organizations in 2012 that exceeded $150,000:
• $1,841,477 to Virginia Commonwealth University in support of various academic programs and scholarships;
• $263,417 to the Virginia Museum of Fine Arts in support of several exhibitions;
•

$250,000 to Richmond 2015, Inc., which is the non-profit entity responsible for the organization, management and promotion of the 2015 UCI World Cycling Championships to be held in Richmond, Virginia. The Company also committed an additional contribution of $500,000 payable in 2013 and agreed to a matching contribution of up to $250,000 that is contingent upon support provided by other Central Virginia businesses; and

• $151,000 in scholarship and other academic support to the Virginia Foundation for Independent Colleges.

Mr. Farrell is a non-employee director or trustee of each of these entities. Mr. Barrington is a non-employee trustee of the Virginia Museum of Fine Arts. The contributions identified above did not in any case exceed the greater of $1 million or 2% of any such entity’s consolidated gross revenues. Neither Mr. Farrell nor Mr. Barrington materially benefits directly or indirectly from these contributions.

In addition, the Company makes various grants and charitable contributions, including matching gifts under the Company’s matching gift program, to entities where Dr. Bailey, Governor Baliles, Mr. Casteen, Mr. Farrell, Mr. Jones, Ms. McQuade and Mr. Muñoz and immediate family members of Governor Baliles, Ms. McQuade and Mr. Muñoz serve as non-executive directors or trustees or non-executive employees. A substantial majority of these grants and contributions was made to non-profit entities that serve the communities in which the Company and its subsidiaries operate and to non-profit educational programs and institutions located in and around these communities. In each case, payments by the Company in the last three fiscal years were significantly less than the greater of $1 million or 2% of any such entity’s consolidated gross revenues. None of Dr. Bailey, Governor Baliles, Mr. Casteen, Mr. Farrell, Mr. Jones, Ms. McQuade or Mr. Muñoz, or the respective immediate family members, materially benefits directly or indirectly from these contributions.

The Committee has determined that the foregoing philanthropic relationships and transactions did not affect the independence of any nominee for director.

12    ALTRIA GROUP, INC. – Proxy Statement

BOARD AND GOVERNANCE MATTERS

Compensation of Directors

With respect to non-employee directors, the Company’s philosophy is to provide competitive compensation and benefits necessary to attract and retain high-quality non-employee directors. The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the interests of shareholders. Directors who are full-time employees of the Company (currently, Mr. Barrington) receive no additional compensation for services as a director.

The Nominating, Corporate Governance and Social Responsibility Committee periodically reviews director compensation taking into account the Company’s Compensation Survey Group (described on page 30), considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors.

The following table presents the cash and equity compensation elements in place during 2012 for our non-employee directors:

Type of Compensation	Amount ($)

Annual Board Retainer (1)	100,000

Annual Retainer for Presiding Director	20,000

Annual Retainer for Committee Chairs

Audit Compensation Finance Innovation Nominating, Corporate Governance and Social Responsibility	20,000 20,000 10,000 10,000 10,000

Annual Membership Retainer for Each Member of Each Committee	5,000

Annual Stock Award Value (2)	160,000

(1)	The annual cash retainer is paid in quarterly installments.

(2)	As discussed in the Company’s 2012 Proxy Statement for the 2012 Annual Meeting, effective in 2012 the Board, on the recommendation of the Nominating, Corporate Governance and Social Responsibility Committee, increased the aggregate fair market value of the annual stock award to non-employee directors from $150,000 to $160,000.

In addition to cash payments and stock awards, non-employee directors are covered under a $100,000 term life insurance policy under the Altria Group, Inc. Group Life Insurance Plan and receive travel and accident coverage under the Company’s Business Travel Accident Insurance Plan. Both of the foregoing plans are available generally to all salaried employees.

Non-employee directors may also participate in the Altria Group, Inc. Matching Gift Program. This program is available to all employees and non-employee directors. The Company will match eligible donations of a minimum of $25 up to $30,000 per year per employee or non-employee director on a dollar-for-dollar basis to eligible non-profit organizations. In 2012, the following directors participated in this program: Dr. Bailey, Governor Baliles, Mr. Casteen, Mr. Devitre, Mr. Jones and Mr. Muñoz. The aggregate amount of matching payments for these six directors in 2012 was $104,180.

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BOARD AND GOVERNANCE MATTERS

The following table presents the compensation received by the non-employee directors for services they provided as directors in fiscal year 2012.

Non-Employee Director Compensation Table

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2) (3)	All Other Compensation ($) (4)	Total ($)
Elizabeth E. Bailey	115,000	160,009	10,500	285,509
Gerald L. Baliles	125,000	160,009	15,305	300,314
John T. Casteen III	110,000	160,009	9,500	279,509
Dinyar S. Devitre	110,000	160,009	31,746	301,755
Thomas F. Farrell II	155,000	160,009	0	315,009
Thomas W. Jones	125,000	160,009	30,000	315,009
W. Leo Kiely III	115,000	160,009	0	275,009
Kathryn B. McQuade (5)	98,791	160,009	0	258,800
George Muñoz	140,000	160,009	7,129	307,138
Nabil Y. Sakkab	125,000	160,009	0	285,009

(1)	Ms. Kelly-Ennis did not join the Board until February 26, 2013.

(2)	Pursuant to the Stock Compensation Plan for Non-Employee Directors, on May 17, 2012, each non-employee director received 5,027 shares of common stock with an aggregate grant date fair market value of $160,009. The dollar value is slightly higher than $160,000 because the grant is made in whole shares. The fair market value of the shares of $31.83 per share was based on the average of the high and low price of Altria Group, Inc. common stock on May 17, 2012.

(3)	No stock options have been awarded to directors since 2002. As of December 31, 2012, there were no stock options outstanding.

(4)	All Other Compensation consists of charitable matching gifts paid in 2012 under the Altria Group, Inc. Matching Gifts Program to charitable entities designated by the director as more particularly described above. In the case of Mr. Devitre, the amount includes $1,902 in matching gift requests submitted in fiscal year 2011 that were paid by the Company in 2012 for administrative reasons.

(5)	This amount reflects Ms. McQuade’s service as a director since February 29, 2012.

A non-employee director may elect to defer the award of shares of common stock and all or part of his or her retainers. Pursuant to the Deferred Fee Plan for Non-Employee Directors, deferred retainers are credited to an unfunded bookkeeping account and may be “invested” in various “investment choices,” including an Altria common stock equivalent account. These “investment choices” parallel the investment options offered to employees under the Deferred Profit-Sharing Plan and determine the “earnings” that are credited for bookkeeping purposes to a non-employee director’s account. The non-employee director will receive cash distributions from his or her account either prior to or following termination of service from the Board, as elected by the non-employee director.

Stock Ownership Guidelines for Non-Employee Directors and Prohibition on Hedging

The Board believes that stock ownership guidelines further align the interests of the Board with those of the Company’s shareholders. The Company’s non-employee directors are expected to hold the Company’s common stock in an amount equal to the lesser of five times the then-current annual cash retainer or 26,000 shares. Directors are expected to reach this ownership level within five years of being elected to Board membership and to hold the requisite number of shares until retirement. The ownership requirement for non-employee directors may be satisfied with all beneficially owned shares, including deferred shares, and share equivalents. As of December 31, 2012, all of our directors who had served on the Board for five or more years since their election held a sufficient number of shares to satisfy these guidelines.

The Company’s non-employee directors are not permitted to engage in hedging activities with respect to our stock.

14    ALTRIA GROUP, INC. – Proxy Statement

AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended December 31, 2012

To Our Shareholders:

Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent registered public accounting firm and the performance of the internal auditors.

The Audit Committee has received representations from management that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent registered public accounting firm in accordance with regulations promulgated by the SEC and the Public Company Accounting Oversight Board and standards established by the American Institute of Certified Public Accountants and the Independence Standards Board.

The Audit Committee has received from the independent registered public accounting firm written disclosures and a letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management. The Audit Committee has pre-approved all fiscal year 2012 audit and permissible non-audit services provided by the independent registered public accounting firm and the fees for those services. As part of this process, the Audit Committee has reviewed the audit fees of the independent registered public accounting firm. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent registered public accounting firm from performing specified services that might impair their independence as well as compliance with the Company’s and the Audit Committee’s policies.

The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and the independent registered public accounting firm, separately and together, with and without management present, to discuss the Company’s financial reporting processes and internal control over financial reporting. The Audit Committee has reviewed significant audit findings prepared by the independent registered public accounting firm and those prepared by the internal auditors, together with management’s responses.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Audit Committee:

George Muñoz, Chair

John T. Casteen III

Thomas F. Farrell II

Thomas W. Jones

Kathryn B. McQuade

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

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AUDIT COMMITTEE MATTERS

Independent Registered Public Accounting Firm’s Fees

Aggregate fees, including out-of-pocket expenses, paid to our independent registered public accounting firm, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), were comprised of the following (in millions):

Audit Fees	2012 Actual ($)	2011 Actual ($)

Audit Fees (1)	5.6	5.6

Audit-Related Fees (2)	0.9	0.6

Tax Fees (3)	1.0	1.4

All Other Fees (4)	0.0	0.0
TOTAL	7.5	7.6

(1)	Fees and expenses associated with professional services rendered by PricewaterhouseCoopers in connection with (a) the audit of the Company’s consolidated financial statements and internal control over financial reporting, including statutory audits of the financial statements of the Company’s affiliates; (b) reviews of the Company’s unaudited condensed consolidated interim financial statements; and (c) reviews of documents filed with the SEC.

(2)	Fees and expenses for professional services rendered by PricewaterhouseCoopers for audit-related services, which include certain employee benefit plan audits, accounting consultations and procedures relating to various other audit and special reports.

(3)	Fees and expenses for professional services rendered by PricewaterhouseCoopers in connection with U.S. and foreign tax compliance and planning, and consultation and advice on tax examinations.

(4)	There were no “Other Fees” in 2012 or 2011.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent registered public accounting firm and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

16    ALTRIA GROUP, INC. – Proxy Statement

COMPENSATION COMMITTEE MATTERS

COMPENSATION COMMITTEE MATTERS

Introduction

The Compensation Committee consists entirely of non-management directors all of whom our Board has determined are independent within the meaning of the listing standards of the NYSE. Its responsibilities are described below and set forth in the Compensation Committee Charter, which is available on the Company’s website at www.altria.com/governance. The current members of the Committee are: Thomas F. Farrell II (Chair); Elizabeth E. Bailey; Gerald L. Baliles; Thomas W. Jones; and W. Leo Kiely III.

Compensation Committee Interlocks and Insider Participation

During 2012, no executive officer of the Company served on the board of directors or compensation committee of another entity one or more of whose executive officers served as a member of our Board of Directors or Compensation Committee. No member of the Compensation Committee at any time during 2012 or at any other time had any relationship with us that would be required to be disclosed as a related person transaction.

Compensation Committee Procedures

Scope of Authority

The responsibilities of the Compensation Committee are set forth in its charter and include, among other duties, the responsibility to:

•

review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, to evaluate the performance of our Chief Executive Officer in light of these goals and objectives and to determine and approve the compensation of our Chief Executive Officer based on this evaluation;

•	review and approve the compensation of all executive officers;

•

make recommendations to the Board with respect to incentive compensation plans and equity-based plans, to administer and make awards under such plans and to review the cumulative effect of its actions;

•	monitor compliance by executives with our stock ownership guidelines;

•

review and assist with the development of executive succession plans, to evaluate and make recommendations to the Board regarding potential candidates to become Chief Executive Officer and to evaluate and approve candidates to fill other senior executive positions;

•	review and discuss with management our Compensation Discussion and Analysis; and

•	produce and approve the Compensation Committee’s annual report for inclusion in our annual Proxy Statement.

In accordance with its charter, the Compensation Committee may delegate its authority to subcommittees or the chair of the Committee when it deems appropriate, unless prohibited by law, regulation or NYSE listing standards.

Processes and Procedures

The Compensation Committee’s primary processes and procedures for establishing and overseeing executive compensation are described in the Compensation Discussion and Analysis on pages 19 through 39 of this Proxy Statement. These processes and procedures include:

•

Meetings. The Compensation Committee meets several times each year, including six times in 2012. The Chair of the Committee, in consultation with the other members, sets meeting agendas. The Committee reports its actions and recommendations to the Board.

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COMPENSATION COMMITTEE MATTERS

•

Role of Consultants. As part of our annual compensation process, management engages Aon Hewitt to conduct a survey of Compensation Survey Group companies. See page 30 for a description of the companies included in the Compensation Survey Group and the criteria and process for their selection. The survey collects compensation data and competitive practices. The Committee reviews the data to help it assess competitive levels of pay and the competitive mix of pay elements. In addition, management engages Aon Hewitt to provide competitive compensation information focused on chief executive officer pay primarily from public filings, including annual proxy filings, by companies within our Compensation Survey Group. The Committee also reviews this data. The role of Aon Hewitt in the Company’s risk assessment process is described on page 30. Aon Hewitt neither makes recommendations with respect to decisions to be made by the Committee nor attends Committee meetings.

In 2012, the aggregate Aon Hewitt fees associated with services relating to executive and director compensation totaled $113,388. In 2012, the aggregate Aon Hewitt fees associated with additional services totaled $122,247. These additional services reflected a portion of the Total Compensation Measurement Study survey allocable (on an estimated basis) to non-executive compensation described on page 29. These additional services were conducted based on parameters developed by management. Based on an assessment under SEC rules and given the limited nature of these additional services, the Company does not believe these additional services raise a conflict of interest or prevent Aon Hewitt from providing services relating to executive and director compensation.

•

Role of Executive Officers. Each year, our Chief Executive Officer presents to the Compensation Committee compensation recommendations for the Company’s named executive officers, as well as certain other officers. The Committee reviews and discusses these recommendations with our Chief Executive Officer and, exercising its discretion, makes the final decision with respect to the compensation of these individuals. The Chief Executive Officer has no role in setting his own compensation.

Compensation Committee Report for the Year Ended December 31, 2012

To Our Shareholders:

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis contained on pages 19 through 39 of this Proxy Statement with management. Based on its review and discussions with management, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee:

Thomas F. Farrell II, Chair

Elizabeth E. Bailey

Gerald L. Baliles

Thomas W. Jones

W. Leo Kiely III

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent specifically incorporated by reference therein.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Compensation Philosophy

Like all decisions at Altria, the design and implementation of Altria’s executive compensation program rests on Altria’s Mission and Values, including Invest in Leadership. We believe that such an investment requires:

•	clear alignment of the interests of our executives and our shareholders;

•	clear articulation of corporate and individual performance goals;

•	transparent measurement of performance against those goals; and

•	a competitive, financially disciplined executive compensation program that rewards past success and creates the appropriate incentives for future conduct.

Company Performance Summary

During 2012, Altria and its subsidiaries achieved considerable success in meeting their key financial and strategic goals, despite continued challenges in the economic, regulatory and competitive environments in which they operated. Altria’s strong financial performance during 2012:

•

delivered total shareholder return (“TSR”) of 11.8%, which exceeded the TSR of the 2012 Altria Peer Group (described below under “Benchmarking – Compensation Survey Group and Altria Peer Group” on page 30) and the S&P Food, Beverage, and Tobacco Index, but lagged the 16.0% TSR of the S&P 500 Index;

•	grew adjusted diluted earnings per share (“EPS”) (1) 7.8% to $2.21 per share, compared with $2.05 per share for 2011; and

•	grew the dividend rate 7.3%, from a quarterly dividend rate of $0.41 per common share on January 1, 2012 to $0.44 per common share on December 31, 2012.

Further, in addition to strong growth in adjusted operating companies income (“OCI”),(1) Altria’s operating subsidiaries achieved positive market share results that contributed to Altria’s financial success:

•	Philip Morris USA Inc. (“PM USA”) grew cigarette retail share by 0.8 share points to 49.8%;

•	John Middleton Co. (“Middleton”) grew cigar retail share by 0.5 share points to 30.2%; and

•	U.S. Smokeless Tobacco Company LLC (“USSTC”) and PM USA grew smokeless products retail share by 0.3 share points to 55.4%.

Altria also made significant progress in 2012 on the current cost reduction program that is expected to generate $400 million in annualized savings versus previously planned spending by the end of 2013.

(1)	Adjusted diluted EPS and adjusted OCI are financial measures that are not consistent with generally accepted accounting principles in the United States (“GAAP”). See Annex A to this Proxy Statement for information regarding non-GAAP financial measures used in this Proxy Statement and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

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Source:	Bloomberg Daily Return (December 31, 2011 – December 31, 2012)

Note:	Assumes reinvestment of dividends as of the ex-dividend date. During the measurement period, certain members of the Altria Peer Group issued special dividends that were also included in the calculation of total shareholder return for the Altria Peer Group.

The table below shows the TSR of Altria and comparator groups for the last three years.

Source:	Bloomberg Daily Return (December 31, 2009 – December 31, 2012)

Note:	Assumes reinvestment of dividends as of the ex-dividend date. During the measurement period, certain members of the Altria Peer Group issued special dividends that were also included in the calculation of total shareholder return for the Altria Peer Group.

Altria also grew adjusted diluted EPS by 26.3% during the past three years (2010 – 2012), and grew its dividend rate by 29.4% over that same period. Actual adjusted diluted EPS met or exceeded the Compensation Committee’s targeted range in each of these three years as shown in the chart below.

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EXECUTIVE COMPENSATION

Altria’s Adjusted Diluted EPS

Actual vs. Compensation Committee’s Targeted Range

Detailed Company Performance

In determining Altria’s financial and strategic performance for 2012, the Compensation Committee considered the following:

Key Performance Factors

Measures	2012 Results
Altria’s Adjusted Diluted EPS and Adjusted Discretionary Cash Flow	• Altria’s 2012 adjusted diluted EPS increased 7.8% versus 2011 ($0.16) from $2.05 to $2.21, which was in the upper end of the target range shown in the table below.

• Altria’s adjusted discretionary cash flow (1) of $4,588 million exceeded the target performance range shown in the table below.

Key Measures	Target Range (millions, except per share data)	Actual Results	Weighting
Adjusted Diluted EPS Growth	$0.12 - $0.18	$0.16	75%

Adjusted Discretionary Cash Flow	$3,962 - $4,379	$4,588	25%

Altria’s TSR	Altria’s 2012 TSR of 11.8% exceeded the 2012 Altria Peer Group’s TSR of 8.9% and the S&P Food, Beverage and Tobacco Index’s TSR of 9.1%, but lagged the 16.0% TSR of the S&P 500 Index.
Altria’s Cost Savings	Altria made significant progress in 2012 on the current cost reduction program, which is expected to generate $400 million in annualized savings versus previously planned spending by the end of 2013.

(1)	Adjusted discretionary cash flow is a non-GAAP financial measure. See Annex A to this Proxy Statement for information regarding non-GAAP financial measures and reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.

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Other Strategic Results

•	Government Affairs played a key role in addressing excise tax threats in a number of states.

•

Regulatory Affairs advanced Altria’s harm reduction strategy by developing an in-depth understanding of the scientific study requirements of modified risk tobacco products that the U.S. Food and Drug Administration (“FDA”) announced in draft guidance and engaging with the FDA on these requirements.

•	The Law Department achieved notable successes in defending litigation, including successes at both trial and appellate levels.

•

In 2012, Altria established Altria Ventures Inc. (“AVI”) to position the Altria family of companies for future growth by incubating and commercializing innovative tobacco products. AVI’s major accomplishments include:

•	establishing Nu Mark LLC, whose role is to responsibly bring innovative tobacco products to market in the United States;

•	Nu Mark LLC’s launch of VERVE discs into a lead test market in the second quarter; and

•	establishing Altria Ventures International Holdings B.V. in The Netherlands to hold international investments, including the joint venture with Okono A/S, Richmark GmbH.

Operating and Service Company Highlights

•

The smokeable products segment delivered 2012 adjusted OCI growth primarily through higher pricing and effective cost management. The smokeable products segment’s 2012 adjusted OCI increased 4.2% versus 2011 to $6,271 million. In the cigarette category, Marlboro’s 2012 retail share performance continued to benefit from the brand-building initiatives supporting Marlboro’s new brand architecture, and PM USA’s 2012 retail share increased 0.8 share points versus 2011. In the cigar category, Middleton’s 2012 retail share increased 0.5 share points for a total of 30.2%.

•

The smokeless products segment delivered strong 2012 adjusted OCI growth driven by higher pricing, Copenhagen and Skoal’s combined volume and retail share performance and effective cost management. The smokeless products segment’s 2012 adjusted OCI increased by $63 million to $959 million, a 7.0% increase from 2011. Copenhagen and Skoal’s combined shipment volume and retail share performance increased during 2012 versus 2011 by 6.2% and 1.6 share points respectively.

•

Ste. Michelle Wine Estates Ltd. (“Ste. Michelle”) delivered strong 2012 adjusted OCI growth through higher pricing, improved premium mix and higher shipment volume. The wine segment’s adjusted OCI increased 9.5%, and shipment volume increased 3.7% versus 2011.

•

The financial services segment’s 2012 adjusted OCI increased $42 million versus 2011 to $183 million. Philip Morris Capital Corporation (“PMCC”) remains focused on managing its portfolio of leased assets to maximize financial contributions to Altria. PMCC is not making new investments and expects that its OCI will vary over time as investments mature or are sold.

•

Altria’s two service organizations – Altria Group Distribution Company (“AGDC”) and Altria Client Services Inc. – provided efficient support to the operating companies enabling them to focus on brand management and manufacturing.

2012 Compensation Decisions

Retirement of CEO

•

Michael E. Szymanczyk retired as the Company’s Chairman and Chief Executive Officer effective upon the conclusion of the 2012 Annual Meeting, and the Committee determined his compensation as described under “CEO Transition – Mr. Szymanczyk’s Retirement and Related Compensation” on pages 37 to 38. Mr. Szymanczyk is included as one of the “named executive officers” or “NEOs” unless otherwise noted.

•

The Board appointed Martin J. Barrington, formerly Vice Chairman of the Company, to become Chairman and Chief Executive Officer (“CEO”) effective upon the conclusion of the 2012 Annual Meeting; we describe his compensation under “ CEO Transition – Mr. Barrington’s Compensation as Chairman and CEO” on page 36.

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•

The Board also appointed David R. Beran, formerly Vice Chairman, to become President and Chief Operating Officer (“COO”); we describe his compensation under “CEO Transition – Mr. Beran’s Compensation as President and COO” on page 36.

2012 Performance Evaluation of Current NEOs

The Compensation Committee considers various factors in approving the amount of each element of compensation. For example, the Compensation Committee evaluated the Company’s financial and strategic performance, as described above, in the context of the 2012 Annual Incentive Award program (discussed under “2012 Executive Compensation Program – Annual Incentives” on page 33). The Compensation Committee also evaluated the individual 2012 performance of the Company’s current CEO and the other NEOs included in the Summary Compensation Table (excluding Mr. Szymanczyk due to his retirement) for purposes of determining base salary increases, annual cash incentive awards and long-term incentive awards. Each executive, including our NEOs, is evaluated on a five-point scale of “Extraordinary,” “Outstanding,” “Valued,” “More Expected” or “Unsatisfactory Performance.” We pay variable elements of compensation only after the relevant performance period – whether short or long-term – has ended and the Compensation Committee has assessed actual executive performance relative to stated goals.

The Compensation Committee concluded that the successes of the CEO and other NEOs in achieving their individual performance goals contributed significantly to the Company’s strong overall performance. We discuss the 2012 individual performance assessment of each of our NEOs, other than Mr. Szymanczyk, below. Based on this assessment and the plan designs described in “2012 Executive Compensation Program” on page 32, the Compensation Committee approved the compensation paid or awarded to our NEOs as described in the compensation tables.

•

Martin J. Barrington. Mr. Barrington served as Vice Chairman of the Company in early 2012 until his promotion to Chairman and CEO, effective May 17, 2012. Mr. Barrington successfully transitioned to Chairman and CEO and provided outstanding leadership to the Board, the executive team and employees, while maintaining strong relationships with investors. He led the Company through a challenging economic, regulatory and competitive environment in 2012. As a result, the Company met or exceeded its key 2012 financial and strategic goals, in full adherence to its Mission and Values, as described more fully above. Altria maintained discipline in reducing cigarette-related costs and is on track to generate $400 million in annualized savings versus previously planned spending by the end of 2013. Based on work he started as Vice Chairman, Mr. Barrington led the Altria companies’ progress in developing an enterprise-wide culture of innovation. Finally, Mr. Barrington maintained the companies’ focus on their investments in compliance, responsibility, external engagement and employee development.

•

David R. Beran. Mr. Beran served as Vice Chairman of the Company and, effective May 17, 2012, as President and COO. His responsibilities included oversight of PM USA, USSTC, Middleton, Ste. Michelle, AGDC, Information Systems, Procurement and Marketing. His significant contributions included leading the operating companies to deliver excellent results for shareholders, including PM USA’s implementation of a new brand architecture for Marlboro. The operating companies contributed to Altria’s adjusted diluted EPS growth, reduced costs and continued to improve organizational quality.

•

Denise F. Keane. Ms. Keane served as Executive Vice President and General Counsel of the Company. Her responsibilities included managing the diverse litigation challenges faced by Altria and its operating companies, including significant tobacco and health litigation. Additionally, Ms. Keane continued to lead the Company’s effort to effectively and efficiently use its legal infrastructure to meet litigation, regulatory and business requirements. Her significant contributions included the Law function’s role in negotiating the agreement with certain states to resolve long-standing disputes related to the Non-Participating Manufacturer adjustment provisions of the Master Settlement Agreement. She has also demonstrated continued success in managing the Company’s brand integrity initiatives designed to deter counterfeit and contraband activities affecting the Company’s brands.

•

Howard A. Willard. Mr. Willard served as Executive Vice President and Chief Financial Officer of the Company. His responsibilities included oversight of the Finance function, Strategy & Business Development and PMCC. His significant contributions included effectively managing the balance sheet, accomplishing debt refinancing that reduced the Company’s financing charges, and overseeing the Company’s share repurchase program. Mr. Willard

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also played a significant role in guiding the current cost reduction program, putting the Company on track to achieve its goal of $400 million in annualized savings versus previously planned spending. Mr. Willard also contributed significantly in the areas of business strategy and investor relations.

•

Craig A. Johnson. Mr. Johnson served as President and CEO of AGDC. His responsibilities included providing the sales, distribution and consumer engagement services to Altria’s tobacco operating companies. His significant contributions included launching a service center and upgrading technology systems for the field sales force which improved productivity and customer service. In addition, AGDC enhanced retail visibility for PM USA by resetting 130,000 stores with the new Marlboro architecture and enhanced the Adult Tobacco Consumer (“ATC”) Engagement System, which resulted in increased ATC interactions at a lower cost. Mr. Johnson also improved AGDC’s leadership and responsibility systems.

In addition to assessing actual Company and individual performance against stated goals during the relevant performance periods, the Compensation Committee looks at comprehensive contextual information, including, but not limited to, industry market data, relevant historical context of compensation decisions and potential wealth accumulation. The Compensation Committee reviews tally sheets for each of the NEOs that include their total cash compensation, total long-term compensation, total defined benefit and defined contribution retirement plan accruals and perquisites related to each of the last three years.

At the 2012 Annual Meeting, more than 94% of the shares cast approved, on an advisory basis, the compensation of the Company’s NEOs, demonstrating strong support of our alignment of shareholder interests with our executive compensation program and philosophy.

Summary of Other Compensation Committee Actions

Set forth below is a summary of the compensation-related actions that the Compensation Committee took in 2012 and early 2013 in addition to determining 2012 executive compensation.

Topic	Action	Rationale

Long-Term Incentive Plan (“LTIP”)	Implemented a maximum individual performance factor. (Please see page 39 for more information.)	To align with the Company’s other compensation elements and the interests of our shareholders, the Committee established a maximum individual performance factor of 150% of target; this action caps the maximum LTIP award payable under the plan formula.

Change in Control (“CIC”) Maximum Awards Payable

Reinterpreted the maximum award payable under the annual cash-based incentive plan and LTIP in the event of a CIC to be based on the lower of the maximum performance factors under the applicable plan formulae or the maximum amount established under the Internal Revenue Code Section 162(m) formula for covered officers.

(Please see page 39 for more information.)

Upon a CIC:

•  reduces the maximum cash incentive awards payable to officers covered by Internal Revenue Code Section 162(m); and

•  provides for consistent treatment of officers covered by Internal Revenue Code Section 162(m) and those not covered.

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Topic		Action	Rationale

Benchmarking	• •

Made the following changes to the Altria Compensation Survey Group (“CSG”) and Altria Peer Group for 2013 compensation decisions:

removed Abbott Laboratories; and

retained Mondelēz International, Inc. (formerly Kraft Foods Inc.) and added Kraft Foods Group, Inc., which Mondelēz International, Inc. spun off.

(Please see page 31 for more information.)

Mondelēz International, Inc. and Abbott Laboratories completed corporate restructurings in late 2012 and early 2013 respectively, each of which resulted in the creation of a new public company. The Committee reviewed the resulting companies to determine whether they met the criteria for inclusion in the Altria CSG or Altria Peer Group. The changes maintain the Altria CSG at 20 companies and expand the Altria Peer Group from 13 to 14 companies.

Band B Annual Incentive Award Target		The Committee approved increasing the target from 90% to 95% beginning with the 2013 Annual Incentive Award.	Better aligns our Band B target with the results from our annual competitive benchmarking study of the Altria CSG companies.

CIC Double-Trigger

Early in 2013, the Compensation Committee determined that the Performance Incentive Plan to be voted on by shareholders in 2015 will include a double-trigger provision for annual incentive awards, equity grants and long-term incentive cash awards, provided that the successor entity continues or assumes the plans and awards or replaces them with substantially similar awards.

(Please see page 51 for more information.)

To align with best practice and the interests of our shareholders.

Executive Compensation Design

Principles

Our executive compensation program, like all other organizational strategies at Altria, is designed to promote our Mission, which is to own and develop financially disciplined businesses that are leaders in responsibly providing adult tobacco and wine consumers with superior branded products. In pursuing our Mission, we have established the following goals for Altria and its subsidiary companies:

Invest in Leadership:	We will invest in excellent people, leading brands and external stakeholders important to our businesses’ success.

Align with Society:	We will actively participate in resolving societal concerns that are relevant to our businesses.

Satisfy Adult Consumers:	We will convert our deep understanding of adult tobacco and wine consumers into better and more creative products that satisfy their preferences.

Create Substantial Value for Shareholders:	We will execute our business plans to create sustainable growth and generate substantial returns for shareholders.

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EXECUTIVE COMPENSATION

Our Values guide our behavior as we pursue our Mission and our goals. Our Values include Integrity, Trust and Respect; Passion to Succeed; Executing with Quality; Driving Creativity into Everything We Do; and Sharing with Others. We assess all salaried employees, including our NEOs, on their consistent demonstration of these values as part of our annual performance management process.

Our executive compensation program includes multiple performance metrics to assess the efforts of all executives in pursuing our Mission and goals, while assuring that such efforts are guided by our Values. Specifically, our program is designed to satisfy the following objectives:

•	promote pursuit of business strategies that are aligned with society, are executed with integrity and create substantial value for shareholders;

•

reward quality execution by making a significant portion of the compensation of our executives dependent on the achievement by the Company and the individual of financial and other key strategic goals;

•	align the interests of shareholders and executives through equity-based long-term incentive awards and stock ownership guidelines;

•	support our ability to attract, develop and retain world-class leaders; and

•	promote internal fairness and a disciplined qualitative and quantitative assessment of performance.

The elements of our executive compensation program serve these objectives with the following specific design principles:

•	a mix of fixed and at-risk variable compensation, with executives serving at higher organizational levels having a lower proportion of fixed compensation (as shown in the chart below);

•

a mix of short-term and long-term compensation to appropriately reward and incent the achievement of both annual goals and objectives and long-term performance aspirations (as shown in the chart below); and

•

a mix of cash and equity compensation that seeks to discourage actions that are solely driven by our stock price to the detriment of strategic goals and to minimize the potential dilutive nature of equity compensation on shareholder value (as shown in the chart below).

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EXECUTIVE COMPENSATION

2012 CEO and NEO Pay Mix

CEO (1)	Other NEOs (2) (3)

CEO (1)	Other NEOs (2) (3)

(1)	Reflects Mr. Barrington as the current CEO and includes his 2012 actual base salary, annual incentive award, grant date fair value of long-term equity awards, including the 2012 special equity grant, and target annualized long-term cash LTIP award.

(2)	Includes the grant date fair value of the 2012 special equity grant to Mr. Beran.

(3)	Excludes Messrs. Barrington and Szymanczyk.

Elements

The table below summarizes the individual elements and objectives of the 2012 executive compensation program for the NEOs. In addition to the objectives noted for each element of compensation, as noted above, the program is designed to attract and retain world-class leaders.

2012 Executive Compensation Program

Element	Summary Description	Objective
Annual Compensation

Base Salary (1)	Fixed cash compensation based on NEO’s role at the Company.	• Provide financial stability • Recognize individual role, experience, responsibility and performance

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Element	Summary Description	Objective

Annual Incentive Awards (2)	Annual cash-based incentive plan. Target award amounts expressed as a percentage of annual base salary. Actual payouts may be higher or lower than target, based on demonstrated business and individual performance against stated goals for the previous year.	• Recognize annual Company financial and strategic performance after it is delivered • Recognize annual individual performance after it is delivered
Long-Term Incentive Compensation

Equity Awards (2)	Equity awards based on a NEO’s performance in previous year and advancement potential. Award delivered as restricted or deferred stock, usually vesting after three years.	• Align NEO’s interests with shareholders • Recognize individual performance and advancement potential • Build stock ownership • Retention

Long-Term Incentive Plan (2)	Three-year cash-based incentive plan based on three-year financial and strategic goals. Target award amounts expressed as a percentage of cumulative year-end base salary over the three-year period. Actual payouts may be higher or lower than target, based on actual business and individual performance over the entire three-year period.

•    Align NEO’s interests with shareholders

•    Recognize long-term Company financial and strategic performance after it is delivered

•    Recognize long-term individual performance after it is delivered

•    Retention

Post-Termination Benefits and Change in Control Payments

Defined Benefit Plans (1)	Provide for the continuation of a portion of total annual cash compensation at the conclusion of a NEO’s career. Generally, employees hired prior to January 1, 2008 are eligible to participate.	• Provide opportunity for financial security in retirement

Defined Contribution Plans (1)	Cash contribution by the Company based on a formula relating to consolidated earnings for 2012.	• Provide opportunity for financial security in retirement • Provide additional opportunity to build stock ownership

Change in Control Payments	Change in control provisions contained in 2005 and 2010 Performance Incentive Plans.	• Allow NEO to focus on delivering shareholder value in a period of uncertainty • Allow NEOs to receive awards granted for periods of performance before CIC

Termination Payments	For certain types of involuntary separations, potential for severance benefits (including continuation of base salary and health insurance for up to 12 months based on years of service).	• Provide opportunity for protection upon unexpected event

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Element	Summary Description	Objective

Perquisites (1)	For the Chairman and CEO, home security system for safety and security purposes. For the Chairman and CEO and President and COO only, personal use of Company aircraft subject to an annual allowance. For all NEOs, annual financial counseling reimbursement and leased Company car.	• Security and retention supplement

Other Benefits (1)	Medical coverage, group life insurance and other welfare benefits generally available to all salaried employees, as well as opportunity for executive physical examinations for Band F and above employees, including all NEOs.	• Promote health and financial security

(1)	Fixed compensation

(2)	Variable compensation

Decision Making Process

Participants

The following table identifies the various individuals and groups who participate in or support decision making for Altria’s executive compensation program and summarizes their primary responsibilities.

Participants	Responsibilities

Compensation Committee

•    Review and approve the overall executive compensation program design

•    Review the performance and determine the compensation of the CEO; approve the compensation of the other NEOs

•    Determine ratings for Company performance for purposes of annual and long-term cash incentive awards formulae

•    Consider whether the design of our executive and non-executive compensation program, in whole or in part, encourages unnecessary or excessive risk-taking

Aon Hewitt (compensation consultant engaged by Company management)

•    Conduct the Total Compensation Measurement Study survey based onparameters developed by management

•    Provide competitive CEO compensation and benefit information, primarily from public filings, on companies within the Compensation Survey Group

•    Provide background information on companies as reference for evaluating our Compensation Survey Group

•    Provide other executive compensation-related information to management on an as-requested basis

Aon Hewitt does not provide advice or recommendations to the Compensation Committee on the amount or form of Altria’s executive or director compensation. Please see “Compensation Committee Matters – Compensation Committee Procedures – Processes and Procedures – Role of Consultants” on page 18 for more information regarding Aon Hewitt’s role as consultants.

Altria Management

•    Provide input on overall executive compensation program design for the Compensation Committee’s consideration

•    Chairman and CEO presents compensation recommendations to the Compensation Committee for each NEO (other than himself)

•    Chairman and CEO presents his proposed annual performance goals to the Compensation Committee

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Risk Assessment

A cross-functional team of executives in the Human Resources & Compliance, Legal and Audit departments annually reviews Altria’s compensation program (executive and non-executive) to identify features that could encourage excessive risk-taking by program participants and to assess the potential of such risks to have a material adverse effect on Altria. Management requested that the external compensation consultant, Aon Hewitt, review this risk assessment process – specifically the features identified as potentially encouraging excessive risk-taking, features that mitigate risk and management’s assessment of those features – to confirm consistency with prevailing best practices.

After reviewing the outcome of management’s assessment, the Compensation Committee believes that neither the compensation program’s design nor the discrete elements of executive compensation encourage senior management, including the NEOs, to take unnecessary or excessive risks. The following risk-mitigating features of the executive compensation program, while not intended to be exhaustive, contributed to the Compensation Committee’s conclusion:

•	an appropriate mix of fixed versus at-risk variable compensation, annual versus long-term compensation and cash versus equity compensation;

•

objective performance factors reviewed for annual and long-term cash incentive awards, coupled with the Compensation Committee’s discretion to approve awards at lower than target or provide no awards at all;

•	stock ownership guidelines that remain in place throughout an executive’s career;

•	a “clawback” policy providing for the adjustment or recovery of executive compensation when payments or awards are based on incorrect financial statements; and

•	individual performance assessments that emphasize compliance and behavior consistent with the Company’s Mission goals and Values.

The Company believes that any risks arising from our compensation policies and practices for our employees and the employees of our subsidiaries are not likely to have a material adverse effect on the Company.

Benchmarking

Compensation Strategy

We have designed our executive compensation program to deliver total compensation (base salary, annual and long-term cash awards, equity awards and benefits) upon attainment of performance targets at levels between the 50th and the 75th percentiles of compensation paid to executives in the Compensation Survey Group, defined below. This approach is critical to pursuing our Mission and goals through the attraction and retention of world-class leaders and contributes to low voluntary executive turnover across all of our businesses. Actual total compensation can exceed the 75th percentile or be below the 50th percentile depending on business and individual performance in relation to performance targets.

Compensation Survey Group and Altria Peer Group

We annually compare our executive compensation program with the programs of the companies in the Compensation Survey Group. The purpose of this annual review is to assure that our executive compensation program supports our ability to attract and retain executive talent. When determining the companies to include in the Compensation Survey Group, the Compensation Committee focuses on companies that compete with us for talent and meet the following criteria:

•	are direct competitors; or

•	have similar market capitalization; or

•	are primarily focused on consumer products (excluding high technology and financial services); and

•	have business generally focused within the United States.

The Altria Peer Group is a subset of the Compensation Survey Group that we use, along with major external indices (e.g., the S&P 500), to assess financial performance for purposes of determining payments of variable compensation. The Altria

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Peer Group consists of U.S.-headquartered consumer product companies that compete with our tobacco operating subsidiaries or otherwise provide useful financial performance comparisons on the basis of market capitalization or reported revenue.

Based on these criteria, the Compensation Committee included the following list of companies in the 2012 Compensation Survey Group (the “2012 Compensation Survey Group”) and Altria Peer Group (the “2012 Altria Peer Group”) and used this list for compensation-related decisions during 2012. The list is sorted in descending order by market capitalization as of December 31, 2012.

Companies	Market Capitalization ($B) (1)	Compensation Survey Group	Altria Peer Group
The Coca-Cola Company	$162	✓	✓

Philip Morris International Inc. (2)	$140	✓

Merck & Co., Inc.	$125	✓

PepsiCo, Inc.	$106	✓	✓

Abbott Laboratories (3)	$104	✓

McDonald’s Corporation	$89	✓

Mondelēz International, Inc. (4)	$78	✓	✓

3M Company	$64	✓

Altria	$63

Eli Lilly and Company	$57	✓

Bristol-Myers Squibb Company	$54	✓

Median	$52

Colgate-Palmolive Company	$49	✓	✓

Kimberly-Clark Corporation	$33	✓	✓

General Mills, Inc.	$26	✓	✓

Reynolds American Inc.	$23	✓	✓

Kellogg Company	$20	✓	✓

H.J. Heinz Company	$18	✓	✓

The Hershey Company	$16	✓	✓

Lorillard, Inc.	$15	✓	✓

ConAgra Foods, Inc.	$12	✓	✓

Campbell Soup Company	$11	✓	✓

(1)	Market capitalization is as of December 31, 2012. It is calculated using shares outstanding as of the most recent public disclosure as of February 15, 2013 per Bloomberg multiplied by the closing stock price as of December 31, 2012.

(2)	As described in our Proxy Statement filed with the SEC on April 9, 2010, although Philip Morris International Inc. (“PMI”) does not meet all of the criteria set forth above, we compete with PMI for executive talent.

(3)	Market capitalization prior to January 2013 spin-off described below.

(4)	Formerly Kraft Foods Inc.; market capitalization reflects the combination of Mondelēz International, Inc. and Kraft Foods Group, Inc. as of December 31, 2012. See discussion below regarding the spin-off of Kraft Foods Group, Inc.

In late 2012 and early 2013, two of the companies in the 2012 Compensation Survey Group, Kraft Foods Inc. and Abbott Laboratories, completed corporate restructurings, resulting in the creation of two new public companies. The Compensation Committee concluded that Abbott Laboratories no longer sufficiently met the criteria above and should not be included in the Compensation Survey Group for 2013 compensation decisions. The Committee also concluded that Mondelēz International, Inc. and Kraft Foods Group, Inc., which is the new public company spun-off by Mondelēz

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International, Inc., substantially met the criteria outlined above. As a result, the Compensation Committee decided to add Mondelēz International, Inc. and Kraft Foods Group, Inc. to both the Compensation Survey Group and the Altria Peer Group for 2013 compensation decisions. These changes maintain the Compensation Survey Group at 20 companies and expand the Altria Peer Group from 13 to 14 companies.

2012 Executive Compensation Program

Base Salary

Base salary is the principal fixed annual element of executive compensation and is intended to provide financial stability to our executives. The Compensation Committee considers a number of factors when reviewing and setting salaries for NEOs, including each executive’s individual performance rating, level of responsibility, experience, the relationship between salaries paid to other Company executives and the position of the executive’s salary within the applicable salary range. In addition, as appropriate, the Compensation Committee compares the salaries paid to our executive officers to the salaries paid to executive officers holding comparable positions at other companies in the Compensation Survey Group. The Compensation Committee analyzes all these factors in the aggregate in reaching salary determinations for our NEOs.

Base salaries are relevant in establishing annual and long-term incentive award payouts and factor into retirement, group life insurance and certain other benefits available to all salaried employees. Base salaries typically are reviewed on an annual basis and increases generally are effective March 1.

The 2012 base salary range for each of the NEOs was as follows:

	2012 Base Salary Range
Salary Band	Minimum ($)	Maximum ($)

A	910,000	2,090,000

B	480,000	1,100,000

During his tenure as Chairman and CEO, Mr. Szymanczyk was in salary band A. Mr. Barrington was in salary band B until his promotion to Chairman and CEO, a band A position, on May 17, 2012. In 2012, the other NEOs – Messrs. Willard, Beran and Johnson and Ms. Keane – were in salary band B.

The Compensation Committee increased the base salaries of the NEOs based on the criteria noted above as follows:

2012 Base Salary Increases

Named Executive Officer	2011 Salary ($)	2012 Salary ($)	Increase	Effective Date

Martin J. Barrington	795,000	1,150,000 (1)	44.7%	5/17/2012

Michael E. Szymanczyk	1,350,000	1,350,000 (2)	–	–

Howard A. Willard	600,000	625,200	4.2%	3/1/2012

David R. Beran	835,000	870,100	4.2%	3/1/2012

Denise F. Keane	790,000	835,000	5.7%	3/1/2012

Craig A. Johnson	785,000	808,600	3.0%	3/1/2012

(1)	When he became Chairman and CEO effective May 17, 2012, the Compensation Committee increased Mr. Barrington’s salary from $840,300 to $1,150,000.

(2)	In light of Mr. Szymanczyk’s planned retirement, the Compensation Committee did not increase his base salary in 2012. This table shows Mr. Szymanczyk’s annualized 2012 salary. His actual salary paid for the period of 2012 prior to his retirement was $562,500, as reflected in the Summary Compensation Table on page 40.

Effective March 1, 2013, each of the following current NEOs received a merit increase resulting in base salaries as follows: Mr. Barrington, $1,200,000; Mr. Willard, $651,000; Mr. Beran, $908,000; Ms. Keane, $863,000; and Mr. Johnson, $825,000.

32    ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

Annual Incentives

The Annual Incentive Award program is a cash-based, pay-for-performance plan for management employees, including our NEOs. Each participant has an annual award target, which is based on salary band and expressed as a percentage of base salary. Our benchmarking process establishes the award targets, and awards are paid only after both business and individual results are assessed against targeted levels of performance.

In December each year, the Compensation Committee reviews the financial and strategic performance of Altria as well as the performance of each of our tobacco and wine businesses for that year. The primary financial metrics for Altria are adjusted diluted EPS growth, weighted at 75%, and adjusted discretionary cash flow, weighted at 25%. Before awarding payouts for each of these financial metrics, the Compensation Committee generally expects growth in adjusted diluted EPS (and, at the operating company level, adjusted OCI) and the attainment of certain minimum adjusted discretionary cash flow performance levels. The Compensation Committee also considers TSR in its evaluation of overall performance.

In addition to its assessment of financial metrics, the Compensation Committee evaluates the performance of Altria and each tobacco and wine business against key strategic measures and any significant events during the year. Based on its overall review of financial and strategic measures, the Compensation Committee assigns Annual Incentive Award ratings. Businesses that perform at planned levels of performance receive a rating of 100%. Depending on performance, Annual Incentive Award ratings can range from 0% to 130%.

Based on its assessment of the Company’s financial and strategic performance, as described under “Executive Summary – Detailed Company Performance” and “– Other Strategic Results” on pages 21 to 22, the Compensation Committee assigned an Annual Incentive Award rating of 110% to Altria. The 110% rating was used to determine the following 2012 awards:

2012 Annual Incentive Award Target Percentages, Award Ranges and Actual Awards

Named Executive Officer	Band	Base Salary ($)	Individual Performance Range (1)			Business Performance Factor	Award Range for 2012 Performance ($)	Actual Award for 2012 Performance ($)
			Minimum	Target	Maximum

Martin J. Barrington	A	1,150,000	128%	150%	263%	110%	1,619,200 - 3,326,950	2,500,000

Michael E. Szymanczyk	A	1,350,000	128%	150%	263%	110%	1,900,800 - 3,905,550	928,125	(2)

Howard A. Willard	B	625,200	77%	90%	140%	110%	529,540 - 962,810	750,000

David R. Beran	B	870,100	77%	90%	140%	110%	736,970 - 1,339,950	1,300,000

Denise F. Keane	B	835,000	77%	90%	140%	110%	707,250 - 1,285,900	1,050,000

Craig A. Johnson	B	808,600	77%	90%	140%	110%	684,880 - 1,245,240	900,000

(1)	The individual performance ranges are stated as a percentage of base salary and assume that: (a) business results are at planned levels of performance reflected by a performance rating of 100%, and (b) individual performance is between “Valued” and “Extraordinary.” These are ranges only and the target award percent is indicated. However, no individual is guaranteed an award. Actual awards are based on financial, strategic and individual performance for 2012.

(2)	Mr. Szymanczyk was eligible for a prorated annual incentive award for 2012 (five months) based on target individual performance per the terms of the program. The target award was adjusted for the actual 2012 business performance at 110%. Please see “CEO Transition – Mr. Szymanczyk’s Retirement and Related Compensation” on pages 37 to 38 for more information.

Long-Term Incentives

Altria awards long-term incentives to senior executives through a combination of cash-based long-term performance incentive awards and equity awards, primarily restricted stock. The mix of these awards focuses executives on TSR, adjusted diluted EPS growth, long-term operational performance and progress against strategic and societal alignment objectives, while remaining sensitive to shareholder dilution concerns. The cash-based long-term incentives are based on the performance of the Company in total as opposed to the performance of each operating company. We pay cash-based long-term incentive awards only after the Compensation Committee has assessed the actual performance rendered by the Company and concluded that the executive has delivered performance that meets the stated performance goals over the entire performance cycle.

ALTRIA GROUP, INC. – Proxy Statement    33

EXECUTIVE COMPENSATION

2011 – 2013 Long-Term Cash Incentive Plan (LTIP) Awards

Under the LTIP, we use three-year end-to-end performance cycles that do not overlap. This approach is consistent with the strategic planning process our businesses employ. At the beginning of each three-year cycle, the Compensation Committee approves long-term strategic performance goals for the Company that can only be measured effectively after completion of the cycle. Awards are payable to executives in cash after the end of each three-year cycle, based on an assessment of overall corporate and individual performance during the entire award cycle. Each executive has an award target based on his or her salary band, normally expressed as a percentage of cumulative year-end base salaries over the three-year cycle.

Although the Compensation Committee takes the executive’s earnings opportunity under the LTIP into account when setting his or her compensation each year, that opportunity remains at risk until the end of the three-year performance cycle.

The Compensation Committee has considered alternative approaches, such as overlapping three-year cycles (with a new three-year cycle beginning each year), which would result in annual payouts versus payouts every three years following each end-to-end cycle. Although such an approach would result in less fluctuation of annual compensation to executives over time, the Compensation Committee believes that this reporting benefit would be outweighed by the diminished retention value and clarity of long-term performance incentives associated with the current plan design.

The 2011 – 2013 performance cycle of the LTIP is designed to reward the achievement of key financial and strategic performance measures that create substantial value for shareholders. The primary financial measures, which have a combined weighting of 50%, are:

•	TSR relative to peer companies and major indices; and

•	adjusted diluted EPS growth.

In addition, the Compensation Committee will assess the Company’s performance against five key strategic objectives, with a combined weighting of 50%, that were established at the beginning of the cycle and that the Committee believes contribute to TSR over the three-year period. Specific details regarding these strategic objectives were defined for the executives, but are not disclosed publicly before the end of the cycle due to their competitively sensitive nature. The Company will disclose relevant performance metrics for the 2011 – 2013 performance cycle, as appropriate, after the associated compensation decisions for the then-current NEOs have been made.

Specifically, at the conclusion of the LTIP cycle, the Compensation Committee will assess the Company’s performance on each of the key financial and strategic measures and determine an LTIP rating for the entire three-year period. The final LTIP rating can range from 0% to 130%.

The LTIP award target percentages for executives in salary bands A and B for the 2011 – 2013 performance cycle are as follows:

Long-Term Incentive Plan Award Target Percentages and Performance Factors (1)

Salary Band	Individual Award Target	Individual Performance Factor	Company Performance Factor
A	250%	0% - 150%	0% - 130%

B	200%	0% - 150%	0% - 130%

(1)	The target and maximum individual performance factor percentages are stated as a percentage of cumulative year-end base salaries over the three-year performance cycle and assume that business results at planned levels of performance are reflected by an assigned performance rating of 100%. However, as noted above, the Company performance rating can range from 0% to 130% based on the financial and strategic factors above. No individual is guaranteed to receive an award. While an individual award can be adjusted up or down relative to the individual’s award target, for the most recent payout (for the 2008 – 2010 performance cycle), all awards were at the individual award target multiplied by a Company performance rating of 115%.

34    ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

Equity Awards

Equity awards are intended to enhance executive retention, focus executives on increasing long-term shareholder value and promote executive stock ownership. They generally vest three or more years after the date of the award, subject to earlier vesting on change in control, death, disability or normal retirement (at age 65). The vesting period of three or more years provides the Company with a means of both retaining and motivating executives and promoting long-term performance aspirations. Recipients receive cash dividends or dividend equivalents on unvested shares of restricted or deferred stock in order to more fully align the interests of executives with those of our shareholders.

The Compensation Committee generally makes equity award decisions annually at its January meeting. The awards are granted on the date of approval. The value of shares awarded is based on an evaluation of each executive’s performance in the year prior to the grant, his or her potential to advance within the organization and the Compensation Committee’s discretion. No individual is guaranteed to receive an award. The number of shares awarded is based on the fair market value of our stock on the date of grant.

The Compensation Committee historically has exercised discretion in making equity awards to the Chairman and CEO (salary band A) based on a cumulative equity award strategy, its assessment of competitive data and its assessment of the Chairman and CEO’s individual performance. The Compensation Committee reviews an analysis of various equity award scenarios, including past practices of those companies within the 2012 Compensation Survey Group, in order to establish both an appropriate range of awards as well as an appropriate cumulative equity award size over his expected period of service as Chairman and CEO.

The equity awards granted in 2012 for our NEOs were as follows:

2012 Equity Awards

Named Executive Officer	Band	Stock Target ($)	Equity Award Range (1) ($)	Actual Equity Award (1) (2) ($)	Special Grant ($)

Martin J. Barrington (3)	B	1,275,000	765,000 - 1,912,500	1,850,225	4,785,000

Michael E. Szymanczyk (4)	A	–	–	–	–

Howard A. Willard	B	1,275,000	765,000 - 1,912,500	1,600,018	–

David R. Beran (5)	B	1,275,000	765,000 - 1,912,500	1,850,225	2,846,500

Denise F. Keane	B	1,275,000	765,000 - 1,912,500	1,750,028	–

Craig A. Johnson	B	1,275,000	765,000 - 1,912,500	1,350,095	–

(1)	Ranges and actual awards are a function of both individual performance and potential to advance within the organization.

(2)	Represents the grant date fair value of stock awards granted in 2012 pursuant to Financial Accounting Standards Board (“FASB”) Topic 718. See the Summary Compensation Table on page 40.

(3)	Mr. Barrington’s January 2012 annual equity award was as a band B employee prior to his promotion to Chairman and CEO (band A) on May 17, 2012. In connection with his promotion, Mr. Barrington also received a special grant of 150,000 shares of restricted stock with a grant date value of $4,785,000, which will vest five years from the grant date.

(4)	In light of Mr. Szymanczyk’s planned retirement, he did not receive a 2012 annual equity award.

(5)	In addition to the January 2012 annual equity award, Mr. Beran also received, in connection with his appointment to President and COO, a special grant of 100,000 shares of restricted stock with a grant date value of $2,846,500, which will vest three years from the grant date.

ALTRIA GROUP, INC. – Proxy Statement    35

EXECUTIVE COMPENSATION

Perquisites

The perquisites that the Company provided in 2012 to its NEOs are set forth in the All Other Compensation table on page 41. In addition to these perquisites, our NEOs received the same benefits that were available to our salaried employees generally.

Post-Termination Benefits and Change in Control Payments

The Company provides post-termination benefits to the NEOs, including retirement benefits and termination payments, as well as payments upon a change in control.

•

Retirement Benefits. The NEOs participate in certain qualified and non-qualified retirement plans, which the Company believes promote executive retention and provide the opportunity for financial security in retirement. These retirement benefits are discussed in more detail in the narrative following the Pension Benefits table (pages 46 to 48) and the Non-Qualified Deferred Compensation table (page 49).

•

Change in Control Payments. Our 2005 and 2010 Performance Incentive Plans provide for the vesting and acceleration of certain elements of compensation immediately upon a change in control regardless of whether the executive remains employed by the Company. However, the Compensation Committee has determined that the Performance Incentive Plan to be voted on by shareholders in 2015 will include a double-trigger provision for annual incentive awards, equity grants and long-term incentive cash awards, provided that the successor entity continues or assumes the plans and awards or replaces them with substantially similar awards. The details of these provisions are discussed in the “Payments Upon Change in Control or Termination of Employment” section (pages 49 to 52).

•

Termination Payments. The Severance Pay Plan for Salaried Employees provides an opportunity for financial protection against the unexpected event of an involuntary termination of employment. The details of this plan also are discussed in the “Payments Upon Change in Control or Termination of Employment” section.

CEO Transition

Mr. Barrington’s Compensation as Chairman and CEO

As previously reported, Mr. Barrington was appointed Chairman and CEO effective upon the conclusion of the 2012 Annual Meeting on May 17, 2012. In connection with his appointment, Mr. Barrington was promoted to salary band A, and the Compensation Committee set his annual base salary at $1,150,000. Also in connection with his appointment, Mr. Barrington received a special grant of 150,000 shares of restricted stock, which will vest five years from the grant date. Mr. Barrington’s 2012 Annual Incentive Award and LTIP award targets are discussed on pages 33 and 34, respectively. The process by which the Compensation Committee determines equity awards for the Chairman and CEO (salary band A) is described on page 35.

For reasons of security and personal safety, Mr. Barrington is required to use Company aircraft for all travel, including personal use subject to an annual allowance up to $200,000. The Compensation Committee considers the potential value of Mr. Barrington’s personal aircraft usage in determining the other components of his total compensation.

In addition, the Company provided home security system upgrades and monitoring for Mr. Barrington. Mr. Barrington continues to be eligible to receive other perquisites consistent with those generally available to the Company’s NEOs. However, as of 2013, Mr. Barrington has ceased accepting the annual financial counseling, company-paid physical and leased Company car benefits.

Mr. Beran’s Compensation as President and COO

Mr. Beran was appointed President and COO of the Company effective upon the conclusion of the 2012 Annual Meeting. In connection with his appointment, Mr. Beran received a special grant of 100,000 shares of restricted stock on January 25, 2012, which will vest three years from the grant date. Mr. Beran is permitted personal use of Company aircraft subject to an annual allowance up to $100,000. The Compensation Committee considers the potential value of Mr. Beran’s personal aircraft usage in determining the other components of his total compensation. Mr. Beran remains a salary band B employee, and his 2012 Annual Incentive Award, LTIP award and annual equity award targets remain unchanged from his previous targets, which are discussed on pages 33, 34 and 35, respectively.

36    ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

Mr. Szymanczyk’s Retirement and Related Compensation

After ten years of exceptional service as CEO of PM USA, Mr. Szymanczyk became Chairman and CEO of Altria on March 28, 2008, following the spin-off of PMI. He led the reshaping of Altria in the wake of that spin-off by diversifying Altria into the cigar, smokeless tobacco and wine businesses. During the three full years of his tenure as Chairman and CEO of Altria (2009 – 2011), the Company’s TSR exceeded 130%. Altria also met or exceeded its adjusted diluted EPS goals, growing adjusted diluted EPS by 24.2% over those three years, while also growing its dividend rate by 28.1% over that same period.

In order to secure for the Company the benefit of his experience and expertise following his retirement, the Company and Mr. Szymanczyk entered into a Consulting Agreement on January 26, 2012 (together with an Agreement and General Release, the “Agreements”) pursuant to which he is serving as a consultant to the Company until January 31, 2014. In that capacity as a consultant since June 1, 2012, Mr. Szymanczyk provided advice related to the Company’s long-term strategies and consulted with the operating companies on the development and design of certain sales and marketing initiatives.

In setting the compensation and other terms of the Agreements, the Compensation Committee considered the value of Mr. Szymanczyk’s expected future contributions as a consultant to Altria’s future performance, as well as his past significant contributions to that performance.

The following is a summary of the payments and benefits related to Mr. Szymanczyk’s retirement and the Agreements described above:

•	Mr. Szymanczyk was not awarded a 2012 equity grant or a 2012 base salary increase.

•	Mr. Szymanczyk is not receiving any cash compensation for his services as a consultant through January 31, 2014. Instead, with respect to his three outstanding stock grants upon retirement:

•	The following previously awarded grants continue to vest through the applicable vesting dates:

Grant	Number of Shares	Market Value of Shares ($)	Vest Date

4/23/2008 Restricted Stock Grant	200,000	6,873,000 (1)	4/23/2013

1/26/2010 Restricted Stock Grant	250,000	8,591,250 (2)	2/7/2013

(1)	Estimate based on the fair market value price on February 7, 2013 of $34.365.

(2)	Based on the fair market value price on the vest date, February 7, 2013, of $34.365.

•

After his retirement, the Company provided a lump sum cash payment in an amount equal to the full value (calculated based on the average closing price for the 20 trading days immediately preceding May 31, 2012) of the following grant that Mr. Szymanczyk forfeited upon his retirement. That grant otherwise would have vested on February 11, 2014, or upon Mr. Szymanczyk’s normal retirement at age 65 in January 2014, which is when his consulting agreement will expire.

Grant	Number of Shares	Payment Amount ($)
1/25/2011 Deferred Stock Grant	210,000	6,715,275

•	Mr. Szymanczyk received a prorated 2012 Annual Incentive Award payment in accordance with the terms of the program:

Payment	Award Target (1)	Pro-ration	Payment Amount (2) ($)	Date Paid
2012 Annual Incentive Award program	150%	5 of 12 months	928,125	2/12/2013

(1)	The target is consistent with Mr. Szymanczyk’s target prior to retirement.

(2)	Payment amount was adjusted for the actual business performance rating of 110% at the end of the plan period as described in the “2012 Executive Compensation Program – Annual Incentives” section on page 33.

ALTRIA GROUP, INC. – Proxy Statement    37

EXECUTIVE COMPENSATION

•	Mr. Szymanczyk will be eligible to receive a prorated 2011 – 2013 LTIP payment in accordance with the terms of the program (described on page 34):

Payment	Award Target (1)	Pro-ration	Estimated Target Amount (2) ($)	Date To Be Paid

2011 – 2013 Long-Term Incentive Plan	250%	17 of 36 months	4,781,250	2/2014

(1)	The target is consistent with Mr. Szymanczyk’s target prior to retirement.

(2)	Target amount will be adjusted for the actual business performance at the end of the plan period. There is no guarantee of any payment under the program.

•	Mr. Szymanczyk used perquisites in 2012 as follows:

Perquisite	Actual Usage ($)	Perquisite Ceased as of

Personal Use of Company Aircraft	300,000	5/18/2012

Company Paid Home Security	2,431	5/31/2012

Mr. Szymanczyk was also entitled to payments, contributions and benefits under the normal terms and conditions of the Company’s benefit plans (Altria Retirement Plan, Deferred Profit Sharing Plan, Benefit Equalization Plan, Supplemental Management Employees’ Retirement Plan, Retiree Health Care and Retiree Life Insurance). However, Mr. Szymanczyk was not eligible to make further contributions to, or receive contributions, credits or accruals under, the Company’s retirement plans with respect to periods after May 31, 2012. In January 2008, the Compensation Committee limited the present value of Mr. Szymanczyk’s accrued pension benefit (tax qualified and supplemental) to no more than $30 million. Mr. Szymanczyk’s accrued pension benefit otherwise would have exceeded that amount. Specific values for Mr. Szymanczyk’s pension benefits can be found in the Pension Benefits table on page 45.

Other Considerations

Stock Ownership Guidelines and Prohibition on Hedging

The Compensation Committee has established stock ownership guidelines under which an executive is expected to hold common stock until his or her termination of employment in an amount equal to a multiple of base salary as determined by his or her position. Ownership requirements can be satisfied by meeting the lesser of the required number of shares or dollar value. The Committee based the guidelines on the applicable multiple of the salary in effect as of the beginning of the year in which the executive became subject to the guidelines and set them at 12 times base salary for salary band A and six times base salary for salary band B. The required number of shares is calculated by multiplying the applicable multiple by the base salary and then dividing by the then-current stock price. The required dollar value is based on the current value of stock owned. For the purpose of these guidelines, stock ownership includes shares over which the executive has direct or indirect ownership or control, including restricted and deferred stock. Executives are expected to meet their ownership guidelines within five years of becoming subject to the guidelines (or three years from the promotion date in the case of a promotion of an executive in band F or above). As of December 31, 2012, all of our NEOs had satisfied their stock ownership requirements in advance of the designated deadline.

Our NEOs are not permitted to engage in hedging activities with respect to our stock.

Tax and Accounting Considerations

In addition to our executive compensation objectives and design principles, we also consider tax and accounting treatment when designing and administering our program. An important tax consideration is Internal Revenue Code Section 162(m), which limits our ability to deduct compensation paid to covered officers for tax purposes to $1.0 million annually. Covered officers include the principal executive officer and the Company’s next three highest paid executive officers, other than the Company’s principal financial officer. However, this limitation does not apply to performance-based compensation, provided certain conditions are satisfied. We have taken appropriate actions, to the extent feasible, to preserve the deductibility of annual and long-term cash incentive awards and equity awards. The restricted stock grants

38    ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

that the Compensation Committee awarded to our covered officers in 2012 and the 2012 Annual Incentive Awards were subject to, and made in accordance with, performance-based compensation arrangements previously implemented that were intended to qualify as tax-deductible. However, notwithstanding this general policy, the Compensation Committee does not believe compensation decisions should be constrained necessarily by how much compensation is deductible for federal income tax purposes. As a result, the Compensation Committee has authorized, and continues to retain the discretion to authorize, other payments that may not be deductible if it believes that they are in the best interests of our shareholders. Such determinations include, for example, payment of a base salary to an officer that exceeds $1.0 million, with the result that a portion of such officer’s base salary exceeds the deductibility limit. Similarly, a covered officer’s compensation may exceed the $1.0 million deductibility limit due to other elements of annual compensation, such as vesting of certain restricted or deferred stock grants, other non-performance-based stock grants, dividends or dividend equivalents paid on certain restricted or deferred stock and perquisites.

“Clawback” Policy Regarding the Adjustment or Recovery of Compensation

We have adopted a policy providing for the adjustment or recovery of compensation in certain circumstances. If the Board or an appropriate committee of the Board determines that, as a result of a restatement of our financial statements, an executive has received more compensation than would have been paid absent the incorrect financial statements, the Board or its committee, in its discretion, will take such action as it deems necessary or appropriate to address the events that gave rise to the restatement and to prevent its recurrence. Such action may include, to the extent permitted by applicable law, in appropriate cases, requiring partial or full reimbursement of any bonus or other incentive compensation paid to the executive, causing the partial or full cancellation of restricted stock or deferred stock awards and outstanding stock options, adjusting the future compensation of such executive and dismissing or taking legal action against the executive, in each case as the Board or its committee determines to be in the best interests of the Company and our shareholders. Our restricted and deferred stock award agreements include these provisions.

Say on Pay

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 provides shareholders with an advisory (non-binding) vote (“Say on Pay”) on the compensation of the Company’s NEOs, as such compensation is disclosed in the Proxy Statement. Altria currently intends to hold the vote annually. At the 2012 Annual Meeting, more than 94% of the shares cast approved, on an advisory basis, the compensation of the Company’s NEOs. Upon consideration of, and as a result of the strong support shown by, the vote results, the Compensation Committee decided that no change to the executive compensation program at Altria was necessary as a result of that vote.

Compensation and Benefits Program Changes for 2013

Altria monitors its overall employee compensation and benefit structure in order to balance the objectives of providing a competitive package at a reasonable cost with further aligning our benefits program with the interests of our shareholders.

The 2011 – 2013 performance cycle of the LTIP rewards executives based on both Company performance (achievement of key financial and strategic performance measures) and individual performance as described above. In October 2012, the Compensation Committee implemented a maximum individual performance factor in order to cap the overall LTIP award that may be paid to an individual executive. Such a maximum already exists for the Company performance factor.

In the past, the Annual Incentive and LTIP awards that would become payable to applicable covered officers under a change in control of the Company have been disclosed based on the maximum award payable in accordance with the Internal Revenue Code Section 162(m) formula. The Compensation Committee has determined that the maximum award payable to applicable covered officers under a change in control will be based on the lesser of the maximum performance factors under the applicable plan formulae or the Section162(m) formula. This change results in a decrease in the amounts of Annual Incentive and LTIP awards that would become payable under a change in control to applicable covered officers. These payments are discussed in more detail in the “Payments Upon Change in Control or Termination of Employment – Payments Upon Change in Control” section on pages 50 to 51.

The Compensation Committee approved increasing the Annual Incentive Award target for band B employees from 90% to 95% of base salary beginning with the 2013 Annual Incentive Award, which will be paid in February 2014. This change better aligns our Band B target with the results from our annual competitive benchmarking study of Altria’s Compensation Survey Group companies.

ALTRIA GROUP, INC. – Proxy Statement    39

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the cash and non-cash compensation of our NEOs for 2012, 2011 and 2010.

				Non-Equity Incentive Plans
Name and Principal Position (1)	Year	Salary ($)	Stock Awards Grant Value (2) ($)	Annual Incentive Plan ($)	Long-Term Incentive Plan (3) ($)	Change in Pension Value (4) ($)	All Other Compensation (5) ($)	Total ($)
Martin J. Barrington,	2012	1,025,237	6,635,225	2,500,000	–	1,762,032	199,435	12,121,929
Chairman of the Board and Chief	2011	787,117	1,650,208	1,100,000	–	925,088	150,208	4,612,621
Executive Officer, Altria Group, Inc.	2010	740,650	1,600,159	1,025,000	4,749,100	926,617	136,887	9,178,413

Michael E. Szymanczyk,	2012	562,500	–	–	–	70,516	8,002,081	8,635,097
Former Chairman of the Board and Chief	2011	1,341,667	5,108,250	3,250,000	–	1,638,583	503,804	11,842,304
Executive Officer, Altria Group, Inc.	2010	1,300,000	4,975,000	3,250,000	10,752,500	3,273,309	495,910	24,046,719

Howard A. Willard,	2012	621,000	1,600,018	750,000	–	1,084,749	86,914	4,142,681
Executive Vice President and Chief	2011	600,000	1,000,001	700,000	–	493,335	119,239	2,912,575
Financial Officer, Altria Group, Inc.	2010	–	–	–	–	–	–	–

David R. Beran,	2012	864,250	4,696,725	1,300,000	–	1,341,569	152,983	8,355,527
President and Chief Operating Officer,	2011	830,883	1,800,050	1,225,000	–	219,102	141,620	4,216,655
Altria Group, Inc.	2010	802,650	1,750,006	1,225,000	5,153,800	771,855	145,404	9,848,715

Denise F. Keane,	2012	827,500	1,750,028	1,050,000	–	1,412,120	113,708	5,153,356
Executive Vice President and General	2011	781,183	1,650,208	1,050,000	–	656,454	147,926	4,285,771
Counsel, Altria Group, Inc.	2010	731,817	1,550,011	1,000,000	4,724,700	929,756	140,022	9,076,306

Craig A. Johnson,	2012	804,667	1,350,095	900,000	–	1,149,802	111,360	4,315,924
President and Chief Executive Officer,	2011	782,433	1,250,062	850,000	–	1,040,615	143,036	4,066,146
Altria Group Distribution Company	2010	764,667	1,250,118	850,000	4,412,900	1,132,524	135,199	8,545,408

(1)	Mr. Szymanczyk retired as the Company’s Chairman and CEO on May 17, 2012. Mr. Szymanczyk’s compensation with, and following, his retirement is described under “CEO Transition – Mr. Szymanczyk’s Retirement and Related Compensation” on pages 37 to 38. Mr. Barrington became the Company’s Chairman and CEO upon Mr. Szymanczyk’s retirement.

(2)	The amount shown is the grant date fair value of stock awards determined pursuant to FASB Topic 718. The assumptions used by the Company in calculating these amounts are incorporated herein by reference to Note 2 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

(3)	The LTIP uses three-year performance cycles that are end-to-end and do not overlap. Awards are payable to executives in cash only after the end of the three-year cycle, based on an assessment of overall corporate and individual performance during the entire award cycle. Because the next LTIP award payment is not scheduled to occur until early 2014 for the 2011 – 2013 cycle and awards reflect a cumulative lump sum payment for performance over the entire three-year performance period, LTIP awards are not identified for 2012 and 2011. The 2008 – 2010 LTIP cycle concluded on December 31, 2010. The table below shows the effect of the 2008 – 2010 LTIP awards allocated over the three-year performance cycle instead of the awards paid as a lump sum at the end of the performance cycle as shown on the above table in 2010. Allocations are based on year-end salaries, percentage targets for each salary band and the respective time in each salary band.

Year	Martin J. Barrington ($)	Michael E. Szymanczyk ($)	David R. Beran ($)	Denise F. Keane ($)	Craig A. Johnson ($)
2010	1,719,700	3,737,500	1,863,700	1,695,300	1,770,100

2009	1,622,400	3,737,500	1,758,100	1,622,400	1,648,800

2008	1,407,000	3,277,500	1,532,000	1,407,000	994,000

(4)	This column reflects the change in the present value of each NEO’s pension benefits from December 31, 2011 to December 31, 2012 or, in the case of Mr. Szymanczyk, to his June 1, 2012 retirement date as an employee. The 2012 increase in Mr. Szymanczyk’s pension value is due to differences between the actuarial assumptions used in determining the present value as of December 31, 2011 and June 1, 2012. Mr. Szymanczyk’s actual pension payments were subject to the $30 million limit discussed under “Pension Benefits” on pages 45 to 46.

(5)	Details of All Other Compensation for each of the NEOs appear in the All Other Compensation table shown below.

40    ALTRIA GROUP, INC. – Proxy Statement

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All Other Compensation

Named Executive Officer	Year	Allocation to Defined Contribution Plans (a) ($)	Personal Use of Company Aircraft (b) ($)	Car Expenses (c) ($)	Financial Counseling Services (d) ($)	Security (e) ($)	Executive Physicals (f) ($)	Payments in Regard to Termination of Employment (g) ($)	Total ($)
Martin J. Barrington	2012	102,524	53,056	20,123	10,000	10,432	3,300		199,435
	2011	118,068	–	18,840	10,000	–	3,300		150,208
	2010	111,098	–	12,489	10,000	–	3,300		136,887

Michael E. Szymanczyk	2012	56,250	300,000	–	–	2,431	–	7,643,400	8,002,081
	2011	201,250	300,000	–	–	2,554	–		503,804
	2010	195,000	300,000	–	–	910	–		495,910

Howard A. Willard	2012	62,100	–	14,814	10,000	–	–		86,914
	2011	90,000	–	15,939	10,000	–	3,300		119,239
	2010	–	–	–	–	–	–		–

David R. Beran	2012	86,425	43,194	20,064	–	–	3,300		152,983
	2011	124,632	–	13,688	–	–	3,300		141,620
	2010	120,398	–	18,538	3,168	–	3,300		145,404

Denise F. Keane	2012	82,750	–	20,958	10,000	–	–		113,708
	2011	117,177	–	17,449	10,000	–	3,300		147,926
	2010	109,773	–	16,949	10,000	–	3,300		140,022

Craig A. Johnson	2012	80,467	–	24,898	2,695	–	3,300		111,360
	2011	117,365	–	15,671	10,000	–	–		143,036
	2010	114,700	–	14,539	2,660	–	3,300		135,199

(a)	The amounts shown are for Company allocations to tax-qualified and non-qualified supplemental defined contribution plans.

(b)	Amounts listed above represent actual usage in 2012. For reasons of security and safety, Mr. Barrington is required to use Company aircraft for all air travel, as was Mr. Szymanczyk when he was Chairman and CEO. Pursuant to time-sharing agreements with the Company, Mr. Barrington will reimburse the Company for annual personal aircraft usage in excess of $200,000, and Mr. Beran will reimburse the Company for annual personal aircraft usage in excess of $100,000. Pursuant to the time-sharing agreement with the Company that terminated on May 18, 2012, Mr. Szymanczyk reimbursed the Company for personal aircraft usage in excess of $300,000. Please see “CEO Transition – Mr. Szymanczyk’s Retirement and Related Compensation” on pages 37 to 38 for more information. As was the case with Mr. Szymanczyk, the Compensation Committee considers the potential value of Messrs. Barrington and Beran’s personal aircraft usage in determining the other components of their total compensation. The amounts shown are the incremental cost of personal use of Company aircraft and include the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contract costs, hangar or aircraft parking costs, fuel costs based on the average monthly cost of fuel per hour flown and other smaller variable costs. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, depreciation, maintenance not related to personal trips and flight crew salaries) are not included. Messrs. Barrington and Beran are, and Mr. Szymanczyk was, responsible for their own taxes on the imputed taxable income resulting from personal use of the Company aircraft.

(c)	Mr. Szymanczyk did not make personal use of a Company-leased automobile. For Messrs. Barrington, Willard, Beran and Johnson and Ms. Keane, amounts include the annual cost of providing a leased vehicle and operating expenses, including insurance, maintenance and repairs. Executives are responsible for their own taxes on the imputed taxable income resulting from personal use of Company cars and car expenses. As of 2013, Mr. Barrington has ceased accepting this benefit.

(d)	Mr. Szymanczyk did not seek reimbursement for financial counseling. As of 2013, Mr. Barrington has ceased accepting this benefit.

(e)	The Company provides a home security system for Mr. Barrington and provided one for Mr. Szymanczyk through May 31, 2012. The 2012 security amount for Mr. Barrington includes initial installation cost. The other NEOs do not receive this perquisite.

(f)	The opportunity for a physical examination is offered to all salaried employees under the Company’s medical plan at 100% coverage without a deductible. For Band F and above employees, the Company offers the opportunity to receive a Company-paid annual executive physical examination. Mr. Szymanczyk did not seek reimbursement for this benefit in 2012. As of 2013, Mr. Barrington has ceased accepting this benefit.

(g)	The amount shown reflects payments made to Mr. Szymanczyk related to his retirement and the Agreements and includes:

•	$6,715,275 in cash for the full value of his January 25, 2011 deferred stock award, which was forfeited upon his retirement; and

•	a prorated award of $928,125 based on actual 2012 Company results in accordance with the terms of the 2012 Annual Incentive Award program.

For more information on Mr. Szymanczyk’s retirement and the Agreements, please see “CEO Transition – Mr. Szymanczyk’s Retirement and Related Compensation” on pages 37 to 38.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards during 2012

Name and Principal Position	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Stock Awards: Number of Shares of Stock or Units (2) (#)	Grant Date Fair Value of Stock Awards (2) ($)
		Threshold ($)	Target ($)	Maximum ($)
Martin J. Barrington, Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	2012 1/25/2012 5/16/2012	–	1,725,000	10,000,000	65,000 150,000	1,850,225 4,785,000

Michael E. Szymanczyk, Former Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	2012	–	2,025,000	10,000,000

Howard A. Willard, Executive Vice President and Chief Financial Officer, Altria Group, Inc.	2012 1/25/2012	–	562,680	10,000,000	56,210	1,600,018

David R. Beran, President and Chief Operating Officer, Altria Group, Inc.	2012 1/25/2012 1/25/2012	–	783,090	10,000,000	65,000 100,000	1,850,225 2,846,500

Denise F. Keane, Executive Vice President and General Counsel, Altria Group, Inc.	2012 1/25/2012	–	751,500	10,000,000	61,480	1,750,028

Craig A. Johnson, President and Chief Executive Officer, Altria Group Distribution Company	2012 1/25/2012	–	727,740	10,000,000	47,430	1,350,095

(1)	The numbers in these columns represent the range of potential awards. Actual awards paid under the 2012 Annual Incentive Award program are found in the Annual Incentive Plan column of the Summary Compensation Table. The maximum represents the maximum in the 2010 Performance Incentive Plan. The awards for the executive officers covered by Internal Revenue Code Section 162(m) are also subject to a maximum amount determined under the formula established by the Compensation Committee, which could produce a maximum award lower than $10 million.

(2)	Our NEOs, excluding Mr. Szymanczyk, received restricted stock awards on January 25, 2012. The grant date fair value shown for the awards was determined by using the average of the high and the low trading prices of Altria’s common stock on the grant date, which was $28.465. The closing price of Altria’s common stock on that date was $28.67. The restricted stock awards granted on January 25, 2012 are scheduled to vest on February 11, 2015, except that Mr. Beran’s separate award of 100,000 shares is scheduled to vest on January 26, 2015. Dividends on restricted stock are paid quarterly throughout the restriction period.

In connection with his promotion, Mr. Barrington received a restricted stock award on May 16, 2012. The grant date fair value shown for this award was determined by using the average of the high and the low trading prices of Altria’s common stock on the grant date, which was $31.90. The closing price of Altria’s common stock on that date was $31.86. This award is scheduled to vest on May 16, 2017. Dividends on restricted stock are paid quarterly throughout the restriction period.

In light of his planned retirement, the Compensation Committee elected not to grant Mr. Szymanczyk an equity award in 2012. Please see “CEO Transition – Mr. Szymanczyk’s Retirement and Related Compensation” on pages 37 to 38 for more information.

In addition, on January 29, 2013, our NEOs, excluding Mr. Szymanczyk, received restricted stock awards, with respective grant date fair values as follows: Mr. Barrington, 160,000 restricted shares, $5,398,800; Mr. Willard, 48,900 restricted shares, $1,650,008; Mr. Beran, 56,310 restricted shares, $1,900,040; Ms. Keane, 48,900 restricted shares, $1,650,008; and Mr. Johnson, 37,790 restricted shares, $1,275,129. The grant date fair value was determined using the average of the high and low trading prices of Altria’s common stock on the grant date, which was $33.7425. The closing price of Altria’s common stock on that date was $33.70. These restricted stock awards are scheduled to vest on February 11, 2016. Dividends on restricted stock are paid quarterly throughout the restriction period.

42    ALTRIA GROUP, INC. – Proxy Statement

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Outstanding Equity Awards as of December 31, 2012

	Option Awards			Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable (#)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date		Number of Shares or Units of Stock That Have Not Vested (1) (#)	Market Value of Shares or Units of Stock That Have Not Vested (2) ($)
Martin J. Barrington, Chairman of the Board and Chief Executive Officer, Altria Group, Inc.				5/16/2012	*	150,000	4,716,000
				1/25/2012		65,000	2,043,600
				1/25/2011		67,840	2,132,890
				1/26/2010		80,410	2,528,090
				12/31/2009	*	101,370	3,187,073
Michael E. Szymanczyk,
Former Chairman of the Board and				1/26/2010		250,000	7,860,000
Chief Executive Officer,				4/23/2008	*	200,000	6,288,000
Altria Group, Inc.
Howard A. Willard, Executive Vice President and Chief Financial Officer, Altria Group, Inc.				1/25/2012		56,210	1,767,242
				1/25/2011		41,110	1,292,498
				1/26/2010		40,210	1,264,202
				4/23/2008	*	44,890	1,411,342
				1/25/2012	*	100,000	3,144,000
David R. Beran,				1/25/2012		65,000	2,043,600
President and Chief Operating Officer,				1/25/2011		74,000	2,326,560
Altria Group, Inc.				1/26/2010		87,940	2,764,834
				12/31/2009	*	126,720	3,984,077
Denise F. Keane,				1/25/2012		61,480	1,932,931
Executive Vice President and General				1/25/2011		67,840	2,132,890
Counsel, Altria Group, Inc.				1/26/2010		77,890	2,448,862
				12/31/2009	*	76,030	2,390,383
Craig A. Johnson,				1/25/2012		47,430	1,491,199
President and Chief Executive				1/25/2011		51,390	1,615,702
Officer, Altria Group Distribution				1/26/2010		62,820	1,975,061
Company				4/23/2008	*	67,330	2,116,855

(1)	These awards are scheduled to vest 100% according to the following schedule:

Annual Grants		*Special Grants
Grant Date	Vest Date	Grant Date	Vest Date

1/25/2012	2/11/2015	5/16/2012	5/16/2017

1/25/2011	2/11/2014	1/25/2012	1/26/2015

1/26/2010	2/7/2013	12/31/2009	12/30/2014

		4/23/2008	4/23/2013

For a discussion of the treatment of Mr. Szymanczyk’s April 23, 2008 and January 26, 2010 awards, please see “CEO Transition – Mr. Szymanczyk’s Retirement and Related Compensation” on pages 37 to 38.

(2)	Based on the closing market price of Altria’s common stock on December 31, 2012 of $31.44.

Dividends earned in 2012 on outstanding Altria stock awards for each of our NEOs were as follows: Mr. Barrington, $728,354; Mr. Szymanczyk, $851,100; Mr. Willard, $310,114; Mr. Beran, $771,222; Ms. Keane, $481,508; and Mr. Johnson, $389,249.

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EXECUTIVE COMPENSATION

Stock Option Exercises and Stock Vested during 2012

	Option Awards		Stock Awards
Name and Principal Position	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Martin J. Barrington, Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	–	–	89,030	2,592,999

Michael E. Szymanczyk, Former Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	–	–	250,000	7,281,250

Howard A. Willard, Executive Vice President and Chief Financial Officer, Altria Group, Inc.	–	–	44,520	1,296,645

David R. Beran, President and Chief Operating Officer, Altria Group, Inc.	–	–	100,900	2,938,713

Denise F. Keane, Executive Vice President and General Counsel, Altria Group, Inc.	–	–	89,030	2,592,999

Craig A. Johnson, President and Chief Executive Officer, Altria Group Distribution Company	–	–	71,220	2,074,283

On February 7, 2013, vesting restrictions lapsed for the following Altria restricted stock awards granted in 2010 with a value on the vest date as follows: Mr. Barrington, 80,410 shares, $2,763,290; Mr. Szymanczyk, 250,000 shares, $8,591,250; Mr. Willard, 40,210 shares, $1,381,817; Mr. Beran, 87,940 shares, $3,022,058; Ms. Keane, 77,890 shares, $2,676,690; and Mr. Johnson, 62,820 shares, $2,158,809. Values are based on $34.365, the average of the high and low price of Altria’s common stock on February 7, 2013.

For a discussion of the treatment of Mr. Szymanczyk’s April 23, 2008 restricted stock award, which will vest on April 23, 2013; January 26, 2010 restricted stock award, which vested on February 7, 2013; and January 25, 2011 deferred stock award, which he forfeited and for which he received a lump sum cash payment in lieu thereof in connection with his retirement, please see “CEO Transition – Mr. Szymanczyk’s Retirement and Related Compensation” on pages 37 to 38.

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The Pension Benefits table and the Non-Qualified Deferred Compensation table below generally reflect amounts accumulated as a result of service over the NEO’s full career with the Company. The increments related to 2012 are reflected in the “Change in Pension Value” column of the Summary Compensation Table or, in the case of defined contribution plans, the “Allocation to Defined Contribution Plans” column of the All Other Compensation table.

Pension Benefits

Name and Principal Position	Plan Name	Number of Years of Credited Service (1) (#)	Present Value of Accumulated Benefits (2) (3) ($)	Payments During Last Fiscal Year (4) ($)

Martin J. Barrington, Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	Altria Retirement Plan Benefit Equalization Plan - Pre-2005 Benefit Equalization Plan - Post-2004	19.67 11.67 19.67	1,129,452 1,470,621 4,823,622	– – –

Michael E. Szymanczyk, Former Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	Altria Retirement Plan Benefit Equalization Plan - Pre-2005 Benefit Equalization Plan - Post-2004 Supplemental Management Employees’ Retirement Plan	21.58 14.17 31.58 20.08	1,177,365 – – –	37,116 – 11,150,505 –

Howard A. Willard, Executive Vice President and Chief Financial Officer, Altria Group, Inc.	Altria Retirement Plan Benefit Equalization Plan - Pre-2005 Benefit Equalization Plan - Post-2004	20.17 12.17 20.17	776,532 433,927 2,315,702	– – –

David R. Beran, President and Chief Operating Officer, Altria Group, Inc.	Altria Retirement Plan Benefit Equalization Plan - Pre-2005 Benefit Equalization Plan - Post-2004	36.58 28.58 35.00	2,217,420 3,470,529 11,229,015	– – –

Denise F. Keane, Executive Vice President and General Counsel, Altria Group, Inc.	Altria Retirement Plan Benefit Equalization Plan - Pre-2005 Benefit Equalization Plan - Post-2004	36.00 28.00 35.00	2,160,808 3,617,297 7,149,242	– – –

Craig A. Johnson, President and Chief Executive Officer, Altria Group Distribution Company	Altria Retirement Plan Benefit Equalization Plan - Pre-2005 Benefit Equalization Plan - Post-2004	21.75 13.75 21.75	1,254,838 1,821,822 6,432,801	– – –

(1)	As of December 31, 2012, each NEO’s total years of service with the Company was as follows: Mr. Barrington, 19.67 years; Mr. Szymanczyk, 23.42 years; Mr. Willard, 20.17 years; Mr. Beran, 36.58 years; Ms. Keane, 36.00 years; and Mr. Johnson, 21.75 years. Years shown in this column are only those taken into account for benefit accrual purposes under the named plan. Additional years may count for purposes of vesting or early retirement eligibility. Differences between Mr. Szymanczyk’s total service and the credited service shown for each plan result from prior transfers between entities sponsoring the various plans or participation in the Supplemental Management Employees’ Retirement Plan (“SERP”), as described below. Mr. Beran’s and Ms. Keane’s years of service taken into account under the applicable formula for the Benefit Equalization Plan (“BEP”) – Post 2004 are limited to 35.00 under the terms of that plan.

(2)

Except for Mr. Szymanczyk, the amounts shown in this column are based on a single life annuity and otherwise use the same assumptions applied for year-end 2012 financial disclosure under FASB authoritative guidance relating to retirement benefits, except that (a) the BEP – Post-2004 amounts for Messrs. Beran and Johnson are based on the lump sum required to purchase an annuity providing the after-tax equivalent of the post-2004 pension component of that plan assuming an annuity interest rate of 4.0%, (b) the BEP – Pre-2005 and BEP – Post-2004 amounts for Messrs. Barrington and Willard and Ms. Keane are based on a lump sum form of payment assuming an interest rate of 4.0% and (c) in accordance with SEC requirements, all benefits are assumed to commence at the earliest date on which, assuming continued employment, the individual would be eligible for benefits that are not reduced for early commencement. For Mr. Szymanczyk the amount shown in this column is based on a 100% joint and survivor annuity, which is the actual form of payment he elected to receive under the Altria Retirement Plan (“Retirement Plan”). See Note 16 to the Company’s consolidated financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 for a description of the financial accounting assumptions referred to above. As a result of payments previously made to or for certain employees, including our NEOs, who were eligible for contributions to individual trusts, our liabilities or those of our operating subsidiaries under the BEP – Pre-2005 or the SERP will be less than shown in the table. Our liability for BEP – Post-2004 pension benefits will also be less than that reflected in this column because

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EXECUTIVE COMPENSATION

it is also reduced by the portion of the accumulated value, at the employee’s retirement or other termination of employment, of prior Target Payments attributed to supplemental pension benefits. The amounts by which these prior payments reduce our liabilities will fluctuate over time with investment performance and as credits for the amounts previously paid are reduced to reflect payments to cover taxes on earnings on these amounts. For further discussion, see “Defined Benefit Plans” below.

(3)	In addition to the benefits reflected in this column, we generally provide a survivor income benefit (“SIB”) allowance to the surviving spouse and eligible children of an employee who dies while covered by the Retirement Plan and who retires prior to April 1, 2012. Because none of the NEOs retired before April 1, 2012, none of the NEOs are eligible for this SIB benefit. Also, in the case of the pre-retirement death of a married employee prior to age 61, a pre-retirement death benefit in the form of a SIB allowance of 25% of the deceased employee’s base compensation may commence beginning four years after the employee’s death, if the surviving spouse has not remarried. This benefit is reduced by the amount of any pre-retirement survivor allowance payable to the surviving spouse under the Retirement Plan, the BEP and the SERP, and is generally payable in the form of a monthly annuity until the earlier of remarriage or the first day of the month in which the employee would have attained age 65. If the spouse has not remarried and the deceased employee had completed at least five years of service, the SIB allowance beginning after age 65 and payable for the life of the surviving spouse, when combined with the pre-retirement survivor allowance, is equal to the amount the surviving spouse would have received if the employee had continued to work to age 65 at the same base compensation in effect on the date of death, retired and began receiving payments under the Retirement Plan (and the BEP and the SERP, if applicable) in the form of a joint and 50% survivor annuity. This benefit is being eliminated effective January 1, 2014.

(4)	In connection with his retirement as an employee on June 1, 2012, Mr. Szymanczyk received a lump sum payment of his pension benefits in December 2012, other than his benefit under the Retirement Plan, which is paid in the form of a joint and survivor annuity. Mr. Szymanczyk’s BEP – Post-2004 payments and the satisfaction of the Company’s obligations under the BEP – Pre-2005 and SERP reflect that these amounts were reduced by Funding Payments and Target Payments that we paid previously (see “Defined Benefit Plans – BEP Pension” and “Defined Benefit Plans – SERP” sections on pages 47 to 49). The Funding Payments and Target Payments, which were previously reported in Proxy Statements for prior years, were released to Mr. Szymanczyk from his individual trust accounts in June 2012. The present value of Mr. Szymanczyk’s total pension benefit was limited to $30 million, pursuant to a Compensation Committee decision in 2008.

Defined Benefit Plans

NEOs, along with the other salaried employees (except those hired after certain dates and those who cease to accrue further benefit service), participate in the Retirement Plan, a tax-qualified defined benefit pension plan. In addition, NEOs and other executives participate in the BEP, and Mr. Szymanczyk participated in the SERP, which are unfunded supplemental plans providing benefits in excess of those provided under the Retirement Plan. Additional information regarding the plans follows.

Retirement Plan

The majority of our salaried employees are covered by the Retirement Plan, a funded, tax-qualified, non-contributory pension plan. Generally, salaried employees hired prior to January 1, 2008 with at least five years of service are eligible for an annual, lifetime pension benefit. The benefit for the majority of those plan participants, including all of our current NEOs, is based on the following formula:

•	1.75% of the employee’s highest average annual compensation (annual base salary plus cash incentive) during a period of 60 consecutive months during the last 120 months of employment; minus

•	0.30% of such compensation up to the applicable Social Security covered compensation amount; times

•	years of credited service (up to a maximum of 35, except in limited circumstances).

Under the terms of the Retirement Plan, credited service is limited to 35 years if incentive compensation is included in the determination of average annual compensation. If incentive compensation is not included in the determination of average annual compensation, then credited service is not limited to 35 years, and the benefit for credited service over 35 years is 1.45% of the employee’s highest average annual compensation. Social Security-covered compensation is generally an amount equal to the average of the Social Security taxable wage bases for the 35-year period that ends in the year the participant reaches Social Security Full Retirement Age.

Pension benefit amounts are expressed as a single life annuity payable commencing at age 65, the Retirement Plan’s normal retirement date. The amount may be reduced as a result of permitted elections of continued payments to

46    ALTRIA GROUP, INC. – Proxy Statement

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beneficiaries in the event of the employee’s death and/or for commencement of payments before attaining normal retirement age. Employees who terminate employment before age 55 with vested benefits may elect to commence payment of their accrued pensions after attaining age 55. For such employees, the election to commence payments before age 65 results in a reduction in the annual amount payable at a rate of 6% per year multiplied by the number of full and partial years by which benefit commencement precedes attainment of age 65. For employees who continue in employment until age 55 or older and have completed five years or more of credited service, the reduction for early commencement is 6% for each year and partial year by which the benefit commencement precedes age 60. Mr. Barrington currently is eligible for such reduced early retirement benefits. Mr. Willard is not currently eligible for early retirement benefits.

If an employee is at least age 55 with 30 years of service or age 60 or older with five years of service, the annuity immediately payable upon early retirement is 100% of that payable at normal retirement age. The result of becoming eligible for such an early retirement benefit is a substantial increase in the present value of the pension. Messrs. Beran and Johnson and Ms. Keane currently are eligible for such unreduced early retirement benefits.

BEP Pension

Tax laws applicable to the Retirement Plan limit the five-year average annual compensation that can be taken into account under that plan. As a result of these or certain other tax requirements, only a portion of the benefits calculated under the Retirement Plan described above can be paid to the NEOs and a number of other employees from the Retirement Plan. To compensate for benefits that would be lost by the application of these tax limits, all of the NEOs accrue supplemental pension benefits under the BEP (“BEP Pension”). BEP Pension accruals relating to periods after 2004 are paid in a lump sum following retirement. Distribution of the pre-2005 supplemental plan benefits are subject to the BEP Pension terms applicable on December 31, 2004.

During 2006, the Compensation Committee decided to limit pension benefits for executives in salary bands A and B as follows: the annual cash incentive compensation considered for purposes of pension determinations as described above was limited to the lesser of either (a) actual annual cash incentive or (b) annual cash incentive at an Annual Incentive Award rating of 100% and individual performance rating of “Exceeds” (rating descriptor changed in 2011 to “Outstanding”). This limitation does not apply to any executive who was age 55 or older at December 31, 2006. The NEOs, other than Mr. Szymanczyk, are subject to this limit. The 2012 Annual Incentive Awards paid in early 2013 and the amount recognized for future pension calculations are as follows:

Named Executive Officer	2012 Annual Incentive Award ($)	Amount of 2012 Award Recognized for Future Pension Calculations ($)

Martin J. Barrington	2,500,000	1,983,750

Howard A. Willard	750,000	647,082

David R. Beran	1,300,000	900,554

Denise F. Keane	1,050,000	864,225

Craig A. Johnson	900,000	836,901

The amounts payable by Altria under the BEP Pension are determined taking into account certain payments made to the executives before 2008 in order to prevent duplicative benefit payments.

•

From 1996 through 2007, a number of our employees, including our NEOs, received Funding Payments with respect to pre-2005 vested benefits that were made either to individual trusts established by the employee or directly to the employees themselves.

•

From 2005 through 2007, accruals under the BEP Pension ceased for a number of employees, including our NEOs, and these employees received annual Target Payments that were calculated to approximate (after paying taxes on the payments) the after-tax value of the additional benefits they would have earned had they remained covered by the BEP Pension. Accruals under the BEP Pension commenced again effective January 1, 2008.

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EXECUTIVE COMPENSATION

SERP

The SERP provides a framework for certain other retirement benefits that cannot be paid under the Retirement Plan because of tax limitations and are not covered by the BEP. The benefits provided under the SERP to any individual employee are determined in accordance with the provisions of an agreement between the individual and the Company. As with the BEP Pension, the SERP prevents duplicative benefits by taking into account the Funding Payments and Target Payments made to employees before 2008.

During 2002, we entered into a SERP agreement with Mr. Szymanczyk as a retention incentive. This incentive provided that if Mr. Szymanczyk continued employment until age 55, he would be credited with an additional five years of benefit service for all purposes and receive his pension benefit without reduction for early commencement of payments. For employment beyond age 55, he would be credited with two years of benefit service for each year of service until age 60. Mr. Szymanczyk attained age 60 in January 2009. Mr. Szymanczyk received his full SERP benefit in December 2012 as reflected in the Pension Benefits table above and described in footnote 4 to that table. Mr. Szymanczyk was the only NEO who participated in the SERP.

Non-Qualified Deferred Compensation

Name and Principal Position	Plan Name	Executive Contributions in 2012 ($)	Registrant Contributions in 2012 (1) ($)	Aggregate Earnings in 2012 (2) ($)	Aggregate Withdrawals/ Distributions (3) ($)	Aggregate Balance as of December 31, 2012 (4) ($)
Martin J. Barrington, Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	Benefit Equalization Plan	–	77,524	31,156	–	889,319

Michael E. Szymanczyk, Former Chairman of the Board and Chief Executive Officer, Altria Group, Inc.	Benefit Equalization Plan	–	31,250	33,039	673,759	–

Howard A. Willard, Executive Vice President and Chief Financial Officer, Altria Group, Inc.	Benefit Equalization Plan	–	37,100	15,355	–	425,081

David R. Beran, President and Chief Operating Officer, Altria Group, Inc.	Benefit Equalization Plan	–	61,425	33,712	–	955,850

Denise F. Keane, Executive Vice President and General Counsel, Altria Group, Inc.	Benefit Equalization Plan	–	57,750	32,499	–	940,280

Craig A. Johnson, President and Chief Executive Officer, Altria Group Distribution Company	Benefit Equalization Plan	–	55,467	35,779	–	1,031,244

(1)	The amounts in this column reflect Company contributions to the non-qualified BEP for deferred profit-sharing purposes earned in 2012, which were credited to the participant’s account as of the last business day of February 2013.

(2)	The values in this column consist of amounts credited as earnings for 2012 on BEP account balances. These amounts do not constitute above-market earnings and are not included in amounts reported in the Summary Compensation Table.

(3)	In connection with his retirement as an employee on June 1, 2012, Mr. Szymanczyk received a lump sum payment of his BEP account from the Company. In March 2013, Mr. Szymanczyk received a lump sum payment of the 2012 Company contribution that was credited to his account in February 2013 as described in footnote 1 above. In addition to the total amount shown above, Mr. Szymanczyk received a distribution from an individual trust account he had established to hold Target Payments previously paid by the Company and reported in Proxy Statements for prior years.

(4)

The aggregate balances shown include allocations reported in the Summary Compensation Table for previous years for Mr. Barrington, $305,591; for Mr. Willard, $57,500; for Mr. Beran, $334,905; for Ms. Keane, $299,126; and for Mr. Johnson, $232,441. Allocations were also made in years when these individuals were not NEOs. As a result of payments made to trusts

48    ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

established by the NEOs, as described in the narrative text below, our liabilities are less than the amounts shown in the table. Amounts credited for 2005 through 2007 under the 2008 amended BEP (including earnings adjustments on such amounts through December 31, 2007) are not reflected in the aggregate balances, because the BEP formula takes into account Target Payments previously made and reported. See the discussion below for further information concerning the 2008 supplemental retirement plan changes.

Defined Contribution Plans

The NEOs participate in the Company’s broad-based, tax-qualified defined contribution plan, the Deferred Profit-Sharing Plan for Salaried Employees (“DPS Plan”) and the deferred profit-sharing portion of the BEP (“BEP DPS”), the unfunded, non-qualified supplemental plan.

DPS Plan

The majority of our salaried employees are eligible for the DPS Plan. Under the DPS Plan, the Company makes a contribution (the “Company Contribution”) on behalf of each eligible participant for each year. Participants may also defer up to 15% of their eligible compensation on a pre-tax or after-tax basis into the DPS Plan, subject to DPS Plan and tax-qualification limits. For 2012, the Company determined its contribution using a formula based on Altria’s annual growth in adjusted diluted EPS, but capped at 12% of each DPS Plan participant’s eligible compensation. The formula resulted in a Company Contribution for each eligible participant for 2012 equal to 10% of eligible compensation. Salaried employees who are not eligible for the Retirement Plan are generally entitled to a supplemental company contribution and matching contributions on employee contributions. For 2012, all of the NEOs were eligible for the Retirement Plan and, therefore, are ineligible for the supplemental company contribution or matching contributions. For purposes of the DPS Plan, eligible compensation for NEOs is the amount reported as salary in the Summary Compensation Table. Participants may receive the balance in their account under the DPS Plan upon termination of employment in a lump sum, as a deferred lump sum payment or in installments over a period of years not to exceed their life expectancy.

BEP DPS

The BEP DPS provides benefits that cannot be provided under the DPS Plan because of one or more statutory limits. For example, the tax laws limit the amount of compensation that can be taken into account under the DPS Plan for any year and impose other limits on the amounts that can be allocated to individuals’ accounts. A participant whose salary exceeds the compensation limit or was otherwise affected by a tax law limit is entitled to an amount generally equal to the additional benefit the participant would have received under the DPS Plan but for the application of the tax law limits. Accordingly, bookkeeping accounts reflecting this additional amount have been maintained under the BEP DPS for the NEOs and other affected participants. A further notional allocation is made annually to reflect the amount credited to the participant’s account under the BEP DPS assuming the account was invested in the Interest Income Fund maintained under the DPS Plan. The Interest Income Fund is invested in a variety of high-quality fixed-income instruments with strong credit ratings and, for 2012, produced earnings at a rate of 3.02%. BEP DPS allocations relating to periods after 2004 are paid in a lump sum following separation from service. Distribution of the pre-2005 account is subject to the BEP DPS terms applicable on December 31, 2004.

As with the BEP Pension benefit, between 1996 and 2007, our NEOs and other executive officers received payments that were made directly to them or to individual trusts and that offset the pre-2005 BEP DPS allocations. When BEP (Pension and DPS) and SERP accruals ceased for 2005 through 2007, the NEOs and other officers received Target Payments for 2005 through 2007 in lieu of BEP DPS allocations. The reinstated BEP that was effective January 1, 2008 also included reinstatement of the BEP DPS. As is noted above, the amounts payable by Altria under the BEP DPS are determined taking into account Target Payments made to executives before 2008 in order to prevent duplicative benefits payments.

Payments Upon Change in Control or Termination of Employment

We do not have individual employment, severance or change in control agreements with any of our NEOs, except for the Agreements entered into with Mr. Szymanczyk that are described in “CEO Transition – Mr. Szymanczyk’s Retirement and Related Compensation” on pages 37 to 38. The following arrangements apply in the event of a change in control or certain terminations of employment.

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EXECUTIVE COMPENSATION

Payments Upon Change in Control

Under the terms of our shareholder-approved 2005 and 2010 Performance Incentive Plans that apply to all participants, including our NEOs, a change in control of the Company would have the following consequences:

•	any stock options and stock appreciation rights would become fully vested and exercisable;

•	the restrictions on outstanding restricted stock or deferred stock would lapse;

•

awards of the types described in the above two bullets would be cashed out at the change in control price, unless the Compensation Committee determines to treat the awards in a different manner, such as the assumption of the awards by the acquirer or the substitution of awards granted by the acquirer for the awards;

•	fully earned but unpaid incentive awards would become payable; and

•

annual and long-term incentive awards for performance cycles not yet completed as of the change in control date would become payable based on a proration (the number of full or partial months divided by the total number of months in the performance cycle) of the maximum award opportunity for the cycle.

For these purposes, a change in control occurs: (a) upon an acquisition of 20% or more of either our outstanding common stock or the voting power of our outstanding voting securities by an individual or entity, excluding certain acquisitions involving us or our affiliates or where our beneficial owners continue to meet certain ownership thresholds, coupled with, under the 2010 Performance Incentive Plan, the election to the Board of at least one individual determined in good faith by a majority of the then serving members of the Board to be a representative or associate of such individual or entity; (b) when members of our Board, or members thereafter nominated or elected by such members, cease to constitute a majority of our Board; (c) upon certain reorganizations, mergers, share exchanges, and consolidations involving us; or (d) upon our liquidation or dissolution, or sale of substantially all of our assets, with limited exceptions.

The amounts that would have become payable to our NEOs on a change in control of the Company, as of December 31, 2012, were as follows:

Named Executive Officer (1)	Unvested Restricted Stock (2) ($)	Completed 2012 Annual Incentive Cycle (3) ($)	2011-2013 LTIP Cycle (4) ($)	Total ($)

Martin J. Barrington	14,607,653	3,243,537	8,287,047	26,138,237

Howard A. Willard	5,735,284	1,137,864	4,778,280	11,651,428

David R. Beran	14,263,071	1,583,582	6,649,890	22,496,543

Denise F. Keane	8,905,066	1,519,700	6,337,500	16,762,266

Craig A. Johnson	7,198,817	1,471,652	6,215,040	14,885,509

(1)	Mr. Szymanczyk retired as Chairman and CEO effective May 17, 2012 and, therefore, is not reflected in the table above. Please see “CEO Transition – Mr. Szymanczyk’s Retirement and Related Compensation” on pages 37 to 38 for more information on the payments and benefits he received or to which he became entitled in connection with his retirement.

(2)	Assumes the change in control price is equal to the closing market price of Altria’s common stock of $31.44 on December 31, 2012.

(3)	Based on the maximum award payable under the 2012 Annual Incentive Award program. The Compensation Committee clarified in 2012 that upon a change in control, the maximum award would be interpreted as the maximum award opportunity under the regular plan formula. Disclosure in previous Proxy Statements reflected the larger maximum award payable under Internal Revenue Code Section 162(m) formula.

(4)	Based on the maximum award payable under the 2011 – 2013 LTIP, prorated for 24 months of the 36 month cycle. See footnote 3 above regarding the determination of the maximum award opportunity under the regular plan formula rather than the Internal Revenue Code Section 162(m) formula.

50    ALTRIA GROUP, INC. – Proxy Statement

EXECUTIVE COMPENSATION

The Compensation Committee has determined that the Performance Incentive Plan to be voted on by shareholders in 2015 will include a double-trigger provision for annual incentive awards, equity grants and long-term incentive cash awards, provided that the successor entity continues or assumes the plans and awards or replaces them with substantially similar awards. Under the double-trigger feature, upon a change in control of the Company the payment of cash awards and the vesting of unvested equity awards will occur immediately upon a change in control only if the entity that acquires the Company does not continue or assume the plans and awards or replace them with substantially similar awards. If the successor entity continues or assumes the plans and awards or issues substantially similar awards, the change in control payment or vesting, as applicable, will apply only in the event that the award holder’s employment is terminated under certain qualifying circumstances.

The Company maintains a non-qualified grantor trust (the “Trust”), commonly known as a “rabbi trust,” to provide a limited amount of financial security for the participants’ unfunded benefits under the BEP and SERP (together, “the supplemental plans”) in the event of a change in control of the Company. The Trust is unfunded until funding is triggered by a change in control. In such an event, Trust assets would still be subject to the claims of general creditors of the Company in cases of insolvency and bankruptcy. The Trust does not provide additional benefits or enhancements to the participants in the supplemental plans.

Other than the Trust funding, none of our retirement plans or any other related agreements provide our NEOs with an additional enhancement, early vesting or other benefit in the event of a change in control or termination of employment, except for certain plan provisions applicable to all plan participants that in the event of a change in control ensure vesting and continuation of profit-sharing contributions for the year of a change in control and the following two years. All NEOs were already fully vested in such retirement plans and other related agreements. Similarly, no special provisions apply to NEOs with respect to continued medical, life insurance or other insurance coverage following termination of employment whether or not in connection with a change in control.

Termination Payments

In the event of involuntary termination of employment due to reduction in work force or unsatisfactory work performance (other than for cause), our salaried employees, including all of our NEOs, are eligible for severance benefits under the Severance Pay Plan for Salaried Employees (“Severance Plan”). The Severance Plan provides for severance pay (based on base salary) and continuation of certain benefits for up to 12 months depending on years of service. In order to be eligible for any of these benefits, the employee must execute a general release of claims. Periods for which employees are entitled to severance payments may be counted toward vesting and eligibility for purposes of the Retirement Plan as well as post-retirement medical coverage.

The following table shows the amount of severance that would be paid under the Severance Plan to each NEO had he or she been involuntarily separated on December 31, 2012 and eligible for these payments.

Named Executive Officer	Severance Payments ($)

Martin J. Barrington	1,150,000

Howard A. Willard	625,200

David R. Beran	870,100

Denise F. Keane	835,000

Craig A. Johnson	808,600

In the event of death or total disability, all salaried employees with unvested restricted stock or deferred stock awards, including the NEOs, would become fully vested in those awards. In addition, the NEOs, like other salaried employees, may become entitled to a prorated LTIP award based on the target payment amount, and the Compensation Committee may pay a prorated Annual Incentive Award based on the target payment amount, at its discretion. The NEOs would also become entitled to the same life insurance and long-term disability plan benefits as other salaried employees upon a death or disability.

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EXECUTIVE COMPENSATION

The following table shows the amounts that would be paid under the restricted stock and LTIP awards if the NEOs had died or become disabled as of December 31, 2012.

Named Executive Officer	Unvested Restricted Stock (1) ($)	2011 – 2013 LTIP Cycle (2) ($)

Martin J. Barrington	14,607,653	4,249,768

Howard A. Willard	5,735,284	2,450,400

David R. Beran	14,263,071	3,410,200

Denise F. Keane	8,905,066	3,250,000

Craig A. Johnson	7,198,817	3,187,200

(1)	Based on the closing market price of Altria’s common stock of $31.44 on December 31, 2012.

(2)	Based on the target award payable under the 2011 – 2013 LTIP, prorated for 24 months of the 36 month cycle.

Upon reaching the normal retirement age of 65, all salaried employees, including the NEOs, with unvested restricted stock or deferred stock awards become vested in the awards. None of the NEOs had reached normal retirement age as of December 31, 2012.

In the event of a voluntary termination of employment or an involuntary termination of employment for cause, the NEOs are not entitled to any severance, equity vesting or other amounts or benefits other than those provided to other salaried employees. The Compensation Committee has the discretion, however, to fully or partially vest any employee holding a restricted stock or deferred stock award upon early retirement or upon other terminations of employment, as well as to provide for prorated payments of the annual incentive and LTIP awards in similar situations, and has exercised this discretion from time to time in appropriate circumstances.

Following any termination of employment, the NEOs, like other salaried employees, are entitled to the retirement plan benefits described under “Pension Benefits” and “Non-Qualified Deferred Compensation” above.

In addition, following any termination of employment, each of our NEOs is subject to a confidentiality and non-competition agreement, which was executed in consideration of the 2011 restricted and deferred stock awards.

Other

Mr. Szymanczyk became entitled to or received certain payments and benefits in connection with his retirement in 2012. The payments and benefits are discussed above under “CEO Transition – Mr. Szymanczyk’s Retirement and Related Compensation” on pages 37 to 38.

52    ALTRIA GROUP, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 1 – ELECTION OF DIRECTORS

It is proposed that 11 directors, 10 of whom are independent directors, be elected to hold office until the next annual meeting of shareholders and until their successors have been elected. The Nominating, Corporate Governance and Social Responsibility Committee has recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a signed and returned proxy will be voted for such persons.

The particular experiences, qualifications, attributes or skills of each nominee that the Nominating, Corporate Governance and Social Responsibility Committee believes will advance the Company’s Mission and one or more Mission goals are included in the individual biographies below. The Board believes that the varied experiences, qualifications, attributes and skills of the 2013 nominees for director will contribute to an effective and well-functioning Board.

Although it is not anticipated that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may amend the Company’s By-Laws to reduce the number of directors.

Director Nominee Biographies and Qualifications

GERALD L. BALILES, 72	Director Since: 2008 Board Committees: • Compensation • Executive • Innovation • Nominating, Corporate Governance and Social Responsibility (Chair)

Position, Principal Occupation and Professional Experience:

Director and Chief Executive Officer, Miller Center of Public Affairs (Charlottesville, VA). Governor Baliles is the Director and Chief Executive Officer of the Miller Center of Public Affairs, a leading public policy institution affiliated with the University of Virginia. He has held this position since April 2006. From 1990 to April 2006, he served as an international aviation and trade partner in the law firm of Hunton & Williams LLP, headquartered in Richmond, Virginia. From 1986 through 1990, Governor Baliles served as the 65th Governor of the Commonwealth of Virginia. During his tenure as Governor, he served as Chairman of the National Governors Association.

Other Current Public Directorships: Norfolk Southern Corporation.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Virginia Foundation for Community College Education; Center for the Study of the Presidency and Congress. Previously served on the boards of PBS, Newport News Shipbuilding, Shenandoah Life Insurance Company,* the Nature Conservancy in Virginia and the Virginia Historical Society.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Governor Baliles’s significant expertise in public policy and law and his professional, administrative and leadership experiences, including his service as chief executive of the Commonwealth of Virginia, provide clear support for his nomination for election to the Board.

*	During 2009, Shenandoah Life Insurance Company entered into a receivership pursuant to a Virginia statutory procedure due to a sharp decline in value in certain of the company’s holdings that resulted in the company falling below minimum capitalization requirements. As part of this receivership, the Circuit Court in Richmond, Virginia, entered an order which, in accordance with required statutory provisions that apply to all such receiverships in Virginia, enjoined the directors from conducting any further business related to Shenandoah Life Insurance Company. The order contained no other findings or provisions related to the conduct of any directors of the entity. In May 2012, Shenandoah Life Insurance Company emerged from receivership and resumed possession of its property and the management of its affairs. The Nominating, Corporate Governance and Social Responsibility Committee considered this order with regard to the director’s qualification to serve as a director and has determined that the order does not impact the director’s ability or qualifications to serve as a director.

ALTRIA GROUP, INC. – Proxy Statement    53

PROPOSALS REQUIRING YOUR VOTE

Director Since: 2012 Chairman and Chief Executive Officer Board Committees: • Executive (Chair)	MARTIN J. BARRINGTON, 59

Position, Principal Occupation and Professional Experience:

Chairman and Chief Executive Officer, Altria Group, Inc. (Richmond, VA). Mr. Barrington serves as Chairman and Chief Executive Officer of Altria Group, Inc. Prior to his appointment as Chairman and Chief Executive Officer on May 17, 2012, Mr. Barrington’s previous positions at the Company included Vice Chairman and Executive Vice President and Chief Compliance and Administrative Officer. Mr. Barrington has been employed continuously by the Company and its subsidiaries in various capacities since 1993. Before joining the Altria family of companies, he practiced law in both the government and private sectors.

Other Current Public Directorships: None.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Richmond Performing Arts Center L.L.L.P.; Virginia Museum of Fine Arts; College of Saint Rose. Previously served on the Board of Commissioners of the Virginia Port Authority and the advisory board of Points of Light Institute.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Barrington’s significant knowledge and understanding of the Company and its businesses and the external environment in which the Company’s businesses operate, including the regulatory environment, together with his various leadership experiences as described above, provide clear support for his nomination for election to the Board.

Director Since: 2010 Board Committees: • Audit • Innovation	JOHN T. CASTEEN III, 69

Position, Principal Occupation and Professional Experience:

President Emeritus, University of Virginia (Charlottesville, VA). Mr. Casteen became President Emeritus of the University of Virginia in August 2010 after having served as President of the University since 1990. He is both University Professor and Professor of English. Previously, Mr. Casteen served as Secretary of Education for the Commonwealth of Virginia (1982 to 1985) and President of the University of Connecticut (1985 to 1990).

Other Current Public Directorships: Strayer Education, Inc.

Prior Public Company Directorships (within the last five years): Wachovia Corporation (1997 to 2008).

Other Directorships, Trusteeships and Memberships: Chesapeake Bay Foundation; Jamestown-Yorktown Foundation; Virginia Foundation for Community College Education; Woodrow Wilson International Center for Scholars; Leifur Eiríksson Foundation; several privately-held companies.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Casteen’s extensive professional, business, administrative and leadership experiences, particularly his role as chief executive of a university system with top-ranking academic and medical divisions, provide clear support for his nomination for election to the Board.

54    ALTRIA GROUP, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

DINYAR S. DEVITRE, 65	Director Since: 2008 Board Committees: • Finance • Innovation

Position, Principal Occupation and Professional Experience:

Special Advisor, General Atlantic Partners (Greenwich, CT). Mr. Devitre is Special Advisor to General Atlantic Partners, a private equity firm. In March 2008, Mr. Devitre retired from his position as Senior Vice President and Chief Financial Officer of Altria Group, Inc. Prior to Mr. Devitre’s appointment to this position in April 2002, he held a number of senior management positions with the Company.

Other Current Public Directorships: Western Union Company; SABMiller plc.

Prior Public Company Directorships (within the last five years): Kraft Foods Inc. (now known as Mondelēz International, Inc.) (2002 to 2007); Emdeon Inc. (2008 to 2011).

Other Directorships, Trusteeships and Memberships: Pratham USA; Brooklyn Academy of Music. Previously served on the board of The Lincoln Center for the Performing Arts, Inc.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Devitre’s significant knowledge and understanding of the Company and its businesses, together with his public company board service (including SABMiller), his financial acumen, his public company chief financial officer experience and his general business knowledge, provide clear support for his nomination for election to the Board.

THOMAS F. FARRELL II, 58	Director Since: 2008 Presiding Director Board Committees: • Audit • Compensation (Chair) • Executive • Nominating, Corporate Governance and Social Responsibility

Position, Principal Occupation and Professional Experience:

Chairman, President and Chief Executive Officer, Dominion Resources, Inc. (Richmond, VA). Mr. Farrell is the Chairman, President and Chief Executive Officer of Dominion Resources, Inc., one of the nation’s largest producers of energy. He became President and Chief Executive Officer of Dominion Resources, Inc. effective January 2006 and was elected Chairman in April 2007. From January 2004 through December 2005, he served as President and Chief Operating Officer of Dominion Resources, Inc. and prior to that as Executive Vice President.

Other Current Public Directorships: None.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Edison Electric Institute; Institute of Nuclear Power Operations; Richmond Performing Arts Center L.L.L.P.; Richmond 2015, Inc.; University of Virginia (College at Wise); Virginia Commonwealth University; Virginia Foundation for Independent Colleges; Virginia Museum of Fine Arts.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Farrell’s extensive business, administrative and leadership experiences, particularly his role as chief executive of a large public company in a regulated industry, provide clear support for his nomination for election to the Board.

ALTRIA GROUP, INC. – Proxy Statement    55

PROPOSALS REQUIRING YOUR VOTE

Director Since: 2002 Board Committees: • Audit • Compensation • Executive • Finance (Chair)	THOMAS W. JONES, 63

Position, Principal Occupation and Professional Experience:

Senior Partner, TWJ Capital LLC (Stamford, CT). Mr. Jones assumed his position as Senior Partner of TWJ Capital LLC, an investment company, in May 2005. From August 1999 to October 2004, he held the position of Chairman and Chief Executive Officer of Global Investment Management with Citigroup Inc. He joined Travelers Group as Vice Chairman in 1997 and served as Chairman and Chief Executive Officer of Smith Barney Asset Management until August 1999 when Travelers Group merged with Citibank to form Citigroup Inc. Prior to joining Travelers Group, Mr. Jones served as President and Chief Operating Officer and Vice Chairman of TIAA-CREF from 1993 to 1997.

Other Current Public Directorships: None.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Cornell University; Howard University; several privately-held investment portfolio companies. Previously served on the boards of the Federal Reserve Bank of New York, Freddie Mac, Thomas & Betts Corp., Travelers, TIAA-CREF and Eastern Enterprises.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Jones’s expertise in the areas of finance and investments and his extensive professional, business and leadership experiences, particularly his leadership and administrative roles at large publicly-held companies, provide clear support for his nomination for election to the Board.

Director Since: 2013	DEBRA J. KELLY-ENNIS, 56

Position, Principal Occupation and Professional Experience:

Former President and Chief Executive Officer, Diageo Canada, Inc. (Etobicoke, Ontario, Canada). Ms. Kelly-Ennis was President and Chief Executive Officer of Diageo Canada, Inc., a subsidiary of Diageo plc, a global spirits, wine and beer company, from 2008 to June 2012. From 2005 to 2008, she was Chief Marketing Officer for Diageo North America, Inc., another subsidiary of Diageo plc. Ms. Kelly-Ennis has also held marketing, sales and general management positions with RJR/Nabisco, Inc., The Coca-Cola Company, General Motors Corporation and Grand Metropolitan PLC.

Other Current Public Directorships: Carnival Corporation; Carnival plc; PulteGroup, Inc.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Dress for Success Worldwide.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Ms. Kelly-Ennis’s leadership experiences, particularly her positions as an executive with several large, consumer-focused companies in multiple industries, and her significant marketing and distribution experience at large publicly-held companies, including companies in the consumer packaged goods industry, provide clear support for her nomination for election to the Board.

56    ALTRIA GROUP, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

W. LEO KIELY III, 66	Director Since: 2011 Board Committees: • Compensation • Finance • Innovation

Position, Principal Occupation and Professional Experience:

Retired Chief Executive Officer, MillerCoors LLC (Golden, CO). Mr. Kiely retired as Chief Executive Officer of MillerCoors LLC, a joint venture combining the U.S. and Puerto Rico operations of SABMiller plc and Molson Coors Brewing Company, in July 2011, a position he had held since July 2009. From February 2005 through July 2009, Mr. Kiely served as President and Chief Executive Officer of Molson Coors Brewing Company. From March 1993 to March 2005, he held a variety of executive positions at Coors Brewing Company, including Chief Executive Officer. Before joining Coors Brewing Company, he held executive positions with Frito-Lay, Inc., a subsidiary of PepsiCo, Inc., and Ventura Coastal Corporation, a division of Seven Up Inc.

Other Current Public Directorships: Medpro Safety Products, Inc.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: The Denver Center for the Performing Arts; Helen G. Bonfils Foundation.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Kiely’s extensive business, administrative and leadership experiences, particularly his various executive positions (including the role of chief executive) in the consumer packaged goods industry, provide clear support for his nomination for election to the Board.

KATHRYN B. McQUADE, 56	Director Since: 2012 Board Committees: • Audit • Finance • Nominating, Corporate Governance and Social Responsibility

Position, Principal Occupation and Professional Experience:

Retired Executive Vice President and Chief Financial Officer, Canadian Pacific Railway Limited (Calgary, Alberta, Canada). Ms. McQuade retired from her position as Executive Vice President and Chief Financial Officer of Canadian Pacific Railway Limited, a transcontinental railway in Canada and the United States, effective November 1, 2012, a position she had held since September 2008. Ms. McQuade joined Canadian Pacific Railway Limited in June 2007 as Executive Vice President and Chief Operating Officer. Prior to joining Canadian Pacific Railway Limited, Ms. McQuade served as Executive Vice President – Planning and Chief Information Officer at Norfolk Southern Corporation where she spent 27 years in key information technology, strategic planning and finance leadership positions.

Other Current Public Directorships: None.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: The College of William & Mary Foundation; several privately-held companies. Previously served on the board of Shenandoah Life Insurance Company.*

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Ms. McQuade’s significant financial and accounting expertise, particularly her public company chief financial officer experience, her general business knowledge and her management experience in a regulated industry, provide clear support for her nomination for election to the Board.

*	For more information, please refer to the footnote on page 53.

ALTRIA GROUP, INC. – Proxy Statement    57

PROPOSALS REQUIRING YOUR VOTE

Director Since: 2004 Board Committees: • Audit (Chair) • Executive • Finance • Innovation • Nominating, Corporate Governance and Social Responsibility Committee	GEORGE MUÑOZ, 61

Position, Principal Occupation and Professional Experience:

Principal, Muñoz Investment Banking Group, LLC (Washington, DC) and Partner, Tobin & Muñoz (Chicago, IL). Mr. Muñoz is a principal of the Washington, DC-based firm of Muñoz Investment Banking Group, LLC. He is also a partner in the Chicago-based law firm of Tobin & Muñoz. He served as President and Chief Executive Officer of the Overseas Private Investment Corporation from 1997 to January 2001. From 1993 to 1997, Mr. Muñoz was Chief Financial Officer and Assistant Secretary of the United States Treasury Department.

Other Current Public Directorships: Marriott International, Inc. and Anixter International, Inc.

Prior Public Company Directorships (within the last five years): Esmark Incorporated (2007 to 2008).

Other Directorships, Trusteeships and Memberships: National Geographic Society; several privately-held companies. Previously served on the board of Archipelago Holdings, Inc.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Mr. Muñoz’s accounting, financial, legal and public policy expertise, along with his background in international business and his significant professional, administrative and leadership experiences in both the private and public sectors, provide clear support for his nomination for election to the Board.

Director Since: 2008 Board Committees: • Executive • Finance • Innovation (Chair) • Nominating, Corporate Governance and Social Responsibility	NABIL Y. SAKKAB, 65

Position, Principal Occupation and Professional Experience:

Retired Senior Vice President, Corporate Research and Development, The Procter & Gamble Company (Cincinnati, OH). Dr. Sakkab held a variety of positions at The Procter & Gamble Company beginning in 1974. He retired in November 2007 as Senior Vice President, Corporate Research and Development.

Other Current Public Directorships: Givaudan SA; Deinove.

Prior Public Company Directorships (within the last five years): None.

Other Directorships, Trusteeships and Memberships: Several privately-held companies.

Director Qualifications:

The Nominating, Corporate Governance and Social Responsibility Committee believes that Dr. Sakkab’s innovation expertise in the consumer packaged goods industry and his extensive overall business knowledge and experiences on boards of directors provide clear support for his nomination for election to the Board.

The Board recommends a vote “FOR” each of the nominees for election as directors.

Signed proxies received by the Company will be so voted unless shareholders specify a contrary choice in their proxies.

58    ALTRIA GROUP, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 2 – RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 and has directed that management submit such selection to shareholders for ratification at the 2013 Annual Meeting. Representatives of PricewaterhouseCoopers are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Shareholder ratification of the selection of PricewaterhouseCoopers as the Company’s independent registered public accounting firm is not required by the Company’s By-Laws or otherwise. However, we are submitting the selection of PricewaterhouseCoopers to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

The Board recommends a vote “FOR” the ratification of the selection of PricewaterhouseCoopers.

Signed proxies received by the Company will be so voted unless shareholders specify a contrary choice in their proxies.

ALTRIA GROUP, INC. – Proxy Statement    59

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 3 – ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and related regulations provide shareholders with an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers, as such compensation is disclosed in this Proxy Statement. In response to the preference expressed by the Company’s shareholders at the Company’s 2011 Annual Meeting of Shareholders, the Board adopted a policy of holding this non-binding advisory vote annually.

At our 2012 Annual Meeting, more than 94% of the shares voted were cast in support of the compensation of the Company’s named executive officers. The Company recommends that shareholders again approve and support the decisions pertaining to the compensation of the Company’s named executive officers and the Company’s executive compensation programs. These programs successfully align the interests of the Company’s named executive officers with the interests of our shareholders by promoting the Company’s Mission and business strategies, rewarding the successful execution of those strategies in a fair and financially disciplined manner and supporting the ability to attract, develop and retain world-class leaders.

This alignment of interests was demonstrated during the compensation performance period ending in 2012. Through the leadership of our named executive officers, the Company achieved considerable success during the year on both an absolute basis and a relative basis as compared to its peer group, and its shareholders benefited from that success through strong total shareholder return, solid adjusted diluted earnings per share growth and increased dividends. Please see the Compensation Discussion and Analysis (“CD&A”) of this Proxy Statement beginning at page 19 for a more detailed description of the Company’s pay for performance alignment.

The Company also encourages shareholders to review carefully the CD&A and accompanying compensation tables and narrative discussion for a full description of the Company’s executive compensation programs and decisions. In addition to setting forth the compensation of our named executive officers, the CD&A details various important aspects of the Company’s programs such as those listed below.

The Company also encourages shareholders to consider these important factors when voting on this proposal:

•

A significant portion of our named executive officers’ compensation consists of “at risk” variable compensation. Executives at higher organizational levels have a higher corresponding proportion of their compensation that is variable, based on the performance of the Company. For example, in 2012, over 90% of our Chairman and Chief Executive Officer’s compensation, net of benefits, consisted of such “at risk” variable compensation.

•

The Company’s compensation of its named executive officers reflects a mix of annual and long-term compensation to appropriately reward the achievement of both annual goals and objectives and long-term performance aspirations. The long-term compensation programs specifically encourage long-term focus by establishing a three-year end-to-end performance cycle for our long-term cash incentive plan and a minimum three-year vesting period for restricted stock awards.

•

The Company’s program design also reflects a mix of cash and equity compensation that seeks to discourage actions that are driven solely by our stock price to the detriment of strategic goals and to minimize the potential dilutive nature of equity compensation on shareholder value.

•

The Company establishes and discloses multiple performance measures for both its annual and long-term cash incentive plans. The nature and timing of these disclosures are further discussed in the CD&A.

•

The Compensation Committee regularly reviews the Company’s executive compensation programs. This includes review of program objectives and design and review of benchmarking data on executive compensation generally, as well as the compensation of our Chairman and Chief Executive Officer. During 2012, the Compensation Committee made additional plan changes reflected in the CD&A such as establishing a maximum individual performance factor for the Long-Term Incentive Plan and clarifying the maximum award payable to the named executive officers subject to Internal Revenue Code Section 162(m) under the Annual Incentive Award program and Long-Term Incentive Plan in the event of a change in control of the Company.

60    ALTRIA GROUP, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

•

The Company has a clawback policy providing for the adjustment or recovery of compensation if we must restate our financial statements and find that an executive has received more compensation than would have been paid absent the incorrect financial statements.

•	The Company does not pay tax gross-ups to its named executive officers with respect to retirement, severance or change in control payments.

•	The Company does not presently enter into, nor does it presently have, employment agreements with its executives, including its named executive officers.

•

The Company has established stock ownership guidelines under which executives are expected to hold common stock until their termination of employment in an amount equal to a multiple of their base salary as determined by their position. For example, our Chairman and Chief Executive Officer is expected to hold a number of shares equal to 12 times his base salary.

•	The Company has established a policy prohibiting our named executive officers from engaging in hedging activities with respect to our stock.

Pursuant to Section 14A of the Exchange Act, shareholders are being asked to vote on the following resolution:

“RESOLVED, that shareholders of Altria Group, Inc. approve on an advisory basis the compensation of the Company’s named executive officers, as described in the Compensation Discussion and Analysis section of this Proxy Statement, the compensation tables, related footnotes and narrative discussion.”

For the foregoing reasons, the Board recommends that shareholders vote “FOR” this proposal.

Signed proxies received by the Company will be so voted unless shareholders specify a contrary choice in their proxies.

This vote is not binding upon the Company, the Board or the Compensation Committee. Nevertheless, the Compensation Committee values the opinions expressed by shareholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The Company currently intends to hold the next non-binding advisory vote to approve the compensation of the Company’s named executive officers at the Company’s 2014 Annual Meeting of Shareholders, unless the Board modifies its policy of holding a non-binding advisory vote to approve the compensation of the Company’s named executive officers on an annual basis.

ALTRIA GROUP, INC. – Proxy Statement    61

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL 4 – SHAREHOLDER PROPOSAL REGARDING DISCLOSURE OF LOBBYING POLICIES AND PRACTICES

The Province of St. Joseph of the Capuchin Order, 1015 North Ninth Street, Milwaukee, Wisconsin 53233, claiming beneficial ownership of Altria common stock with a market value of at least $2,000, together with eight co-proponents, submitted the proposal set forth below. The names, addresses and shareholdings of the co-proponents will be furnished upon request made to the Corporate Secretary of the Company. The Company is not responsible for the content of the shareholder proposal, which is printed below exactly as it was submitted.

Whereas, corporate lobbying exposes our company to risks that could affect the company’s stated goals, objectives, and ultimately shareholder value, and

Whereas, we rely on the information provided by our company to evaluate goals and objectives, and we, therefore, have a strong interest in full disclosure of our company’s lobbying to assess whether our company’s lobbying is consistent with its expressed goals and in the best interests of shareholders and long-term value.

Resolved, the shareholders of Altria Group, Inc. (“Altria”) request the Board authorize the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing lobbying, both direct and indirect, and grassroots lobbying communications.

2.	Payments by Altria used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Altria’s membership in and payments to any tax-exempt organization that writes and endorses model legislation.

4.	Description of the decision making process and oversight by management and the Board for making payments described in section 2 above

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which Altria is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Audit Committee or other relevant oversight committees of the Board and posted on the company’s website.

Supporting Statement

As shareholders, we encourage transparency and accountability in the use of staff time and corporate funds to influence legislation and regulation both directly and indirectly. We believe such disclosure is in shareholders’ best interests. Altria has previously disclosed its membership in the Chamber of Commerce and National Association of Manufacturers. The Chamber of Commerce has been characterized as “by far the most muscular business lobby group in Washington” (“Chamber of Secrets,” Economist, April 21, 2012) and has spent over $300 million on lobbying since 2010. Altria does not disclose its trade association memberships, nor payments and the portions used for lobbying on its website. Absent a system of accountability, company assets could be used for objectives contrary to Altria’s long-term interests.

Altria spent approximately $21.37 million in 2010 and 2011 on direct federal lobbying activities (Senate reports). These figures do not include lobbying expenditures to influence legislation in states. And Altria does not disclose membership in tax-exempt organizations that write and endorse model legislation, such as sitting on the Private Enterprise Board of the American Legislative Exchange Council and making a $50,000 donation in 2011.

We encourage our Board to require comprehensive disclosure related to direct, indirect and grassroots lobbying.

62    ALTRIA GROUP, INC. – Proxy Statement

PROPOSALS REQUIRING YOUR VOTE

The Board recommends a vote AGAINST this proposal.

Altria and its companies believe that participation in the legislative, regulatory and political processes at all levels of government is vital to our business and important to our shareholders. Our companies actively engage with elected officials and other stakeholders on a range of public policy issues that affect our companies. This proposal – which is substantively identical to a proposal that nearly 80% of the voting shareholders rejected last year – would impose unnecessary additional reporting requirements on our business, and would not meaningfully advance the interests of our companies and its shareholders.

Recognizing that shareholders and others are interested in information about legislative and political activities, the Company already shares extensive information about its work in these areas. These disclosures are driven by our strong commitment to compliance. As described on its website, the Company has established a robust governance and compliance program that comprehensively addresses its public policy activities. This compliance program, which occurs under the oversight of the Board’s Nominating, Corporate Governance and Social Responsibility Committee, includes detailed policies and procedures directed at complying with the laws related to legislative and political activities. Because many of these laws focus on disclosure, the net result is greater transparency: in 2012 alone, Altria’s companies filed over 420 lobbying and political contribution reports with federal, state and local governments, all of which are publicly available.

In addition, Altria and its companies make additional, voluntary website disclosures. Among other things, our companies comprehensively explain where they stand on numerous legislative and regulatory issues. To enhance access to information regarding its lobbying and political activities, the Company also includes links on altria.com to its federal lobbying reports and to the government databases that contain the Company’s state lobbying reports. The Company’s website also provides detailed lists of political contributions made by the Company’s subsidiaries as well as links to the two grassroots websites that the Company uses to communicate with stakeholders.

In the “Investing in Communities” section of its website, the Company discloses an extensive list of organizations to which Altria and its companies contribute, including many that are involved in public policy issues. We believe that our support for third-party organizations – trade groups, advocacy groups, policy think tanks and others – is integral to our companies’ success on legislative issues that affect their businesses. Before making a contribution, the Company carefully evaluates the organization’s position and its activities to determine whether a contribution would advance the Company’s interests and to confirm that we agree with the organization’s position on the issues important to us and that the organization’s work on its issues is generally consistent with Altria’s Mission and Values.

The Company continues to identify opportunities to provide leadership on these issues and to enhance its existing voluntary disclosures. Our efforts in that regard have received favorable feedback from multiple third-party organizations. For example, the Company actively participates in the Conference Board’s Committee on Corporate Political Spending, a committee of corporations dedicated to accountability and transparency on issues of political activity. In 2012, the Center for Political Accountability-Zicklin Index ranked Altria 14th among the S&P 100 in terms of the voluntary disclosure of its political spending. The Baruch Index of Corporate Political Disclosure described the Company in 2011 as being a “leader” in publicly disclosing the “corporate policies, procedures, and structures” related to its political activities.

Preparing and maintaining the report requested in the proposal would impose additional and unnecessary burdens and costs on the Company and would not be in the best interests of the Company and its shareholders. In sum, significant information regarding the public policy activities of Altria and its companies is already largely available, and the Company believes its focus should be on continuing to improve the systems it currently has in place.

For these reasons, the Board recommends a vote “AGAINST” this proposal.

Signed proxies received by the Company will be so voted unless shareholders specify a contrary choice in their proxies.

ALTRIA GROUP, INC. – Proxy Statement    63

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

Directors and Executive Officers

The following table shows the number of shares of the Company’s common stock beneficially owned as of March 1, 2013, by each director, nominee for director, executive officer named in the Summary Compensation Table and the directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director and executive officer, as well as all directors and executive officers as a group, is less than 1% of the outstanding shares.

Name	Amount and Nature of Beneficial Ownership (1) (2)

Elizabeth E. Bailey	86,173

Gerald L. Baliles	31,824

Martin J. Barrington	743,057

David R. Beran	875,092

John T. Casteen III	19,515

Dinyar S. Devitre	160,715

Thomas F. Farrell II	40,921

Craig A. Johnson	330,715

Thomas W. Jones	73,715

Denise F. Keane	371,969

Debra J. Kelly-Ennis	0

W. Leo Kiely III	5,348

Kathryn B. McQuade	6,222

George Muñoz	51,525

Nabil Y. Sakkab	20,923

Michael E. Szymanczyk	729,152

Howard A. Willard III	258,355
Group (26 persons)	4,753,286

(1)	Includes shares of restricted common stock as follows: Mr. Barrington, 544,210; Mr. Beran, 422,030; Mr. Johnson, 203,940; Ms. Keane, 254,250; Mr. Willard, 191,110; Mr. Szymanczyk, 200,000; and group 2,320,390.

(2)	Includes shares as to which beneficial ownership is disclaimed by Mr. Johnson, 30 (shares held by son); Mr. Willard, 353 (shares held by spouse); and group, 383. Also includes shares as to which voting and/or investment power is shared with or controlled by another person and as to which beneficial ownership is not disclaimed as follows: Mr. Szymanczyk, 4,000 (shares held in joint tenancy); and group, 6,270. Also includes shares of deferred stock as follows: Dr. Bailey, 70,256; Governor Baliles, 8,446; Mr. Casteen, 19,515; Mr. Farrell, 38,421; Mr. Jones, 67,277; Ms. McQuade, 5,222; Mr. Muñoz, 50,525; and group, 259,662.

In addition to the shares shown in the table above, as of March 1, 2013, those directors who participate in the Company’s director deferred fee program had the following Altria share equivalents allocated to their accounts: Dr. Bailey, 388; Mr. Farrell, 17,258; and Mr. Muñoz, 10,831. See “Board and Governance Matters – Directors – Compensation of Directors” on page 14 for a description of the deferred fee program for directors.

64    ALTRIA GROUP, INC. – Proxy Statement

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

Certain Other Beneficial Owners

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the Company’s outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock Ownership on March 25, 2013

Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	151,929,600 (1)	7.56%

BlackRock, Inc. 40 East 52nd Street New York, NY 10022	102,783,191 (2)	5.12%

(1)	According to Schedule 13G/A, dated February 6, 2013, filed with the SEC by Capital Research Global Investors, a division of Capital Research and Management Company, calculating the number of shares as of December 31, 2012.

(2)	According to Schedule 13G, dated February 4, 2013, filed with the SEC by BlackRock, Inc., calculating the number of shares as of December 31, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company recently obtained information concerning a transfer in 2011 and a transfer in 2012 of shares of the Company’s common stock made by Craig A. Johnson to a family trust that were inadvertently not reported on a timely basis. Consequently, a Form 5 reporting these gifts was filed late. With this exception, the Company believes that during 2012 all reports for the Company’s executive officers and directors that were required to be filed under Section 16 of the Exchange Act were filed on a timely basis.

ALTRIA GROUP, INC. – Proxy Statement    65

RELATED PERSON TRANSACTIONS AND CODE OF CONDUCT

RELATED PERSON TRANSACTIONS AND CODE OF CONDUCT

The Board has adopted a Policy on Related Person Transactions that requires the Company’s executive officers, directors and nominees for director to promptly notify the Corporate Secretary in writing of any transaction in which (i) the amount exceeds $120,000, (ii) the Company is, was or is proposed to be a participant and (iii) such person or such person’s immediate family members (“Related Persons”) has had or may have a direct or indirect material interest (a “Related Person Transaction”). Subject to certain exceptions delineated in the policy, Related Person Transactions must be brought to the attention of the Nominating, Corporate Governance and Social Responsibility Committee or any other Committee designated by the Board that is comprised solely of independent directors for an assessment of whether the transaction or proposed transaction should be permitted to proceed. In deciding whether to approve, ratify or disapprove the Related Person Transaction, the Committee is required to consider all relevant facts and circumstances, including, without limitation, the commercial reasonableness of the terms of the transaction, the materiality of the Related Person’s direct or indirect interest in the Related Person Transaction, the materiality of the Related Person Transaction to the Company, the impact of the Related Person Transaction on the Related Person, the impact of the Related Person Transaction on the Related Person’s independence (as defined in the Corporate Governance Guidelines and the NYSE listing standards) and the actual or apparent conflict of interest of the Related Person participating in the Related Person Transaction. If the designated Committee determines that the Related Person has a direct or indirect material interest in any such transaction, the Committee must review and approve, ratify or disapprove the Related Person Transaction. This policy is available on the Company’s website at www.altria.com.

Laura M. Marchese, the daughter of Linda M. Warren who retired on February 24, 2012 as the Company’s Vice President and Controller, is employed by a Company subsidiary in a non-executive management position and was paid salary and cash and equity incentive compensation of $258,225 during the period January 1, 2012 through April 4, 2013.

In addition to the Policy on Related Person Transactions, the Code of Business Conduct and Ethics for Directors (“Director Code”) and Altria’s Code of Conduct (“Code of Conduct”) – all of which are available on the Company’s website – have specific provisions addressing actual and potential conflicts of interest. The Director Code specifies: “Our directors have an obligation to act in the best interest of the Company. All directors should endeavor to avoid situations that present a potential or actual conflict between their interest and the interest of the Company.” The Director Code defines conflict of interest to include any instance in which (i) a person’s private interest interferes in any way, or even appears to interfere, with the interest of the Company, including its subsidiaries and affiliates; (ii) a director or a director’s family member takes an action or has an interest that may make it difficult for that director to perform his or her work objectively and effectively; and (iii) a director (or his or her family member) receives improper personal benefits as a result of the director’s position in the Company. Similarly, the Code of Conduct requires all officers and employees of the Company to avoid situations where the officer’s or employee’s “personal, financial or other activity or relationship affects our ability to make loyal and objective business decisions on behalf of our companies.” The Code of Conduct lists specific types of transactions that might create an actual or apparent conflict of interest and provides guidance on how each situation must be handled.

66    ALTRIA GROUP, INC. – Proxy Statement

QUESTIONS AND ANSWERS ABOUT COMMUNICATIONS, COMPANY DOCUMENTS AND SHAREHOLDER PROPOSALS

QUESTIONS AND ANSWERS

ABOUT COMMUNICATIONS, COMPANY DOCUMENTS

AND SHAREHOLDER PROPOSALS

1.	HOW DO I COMMUNICATE WITH THE COMPANY’S BOARD OF DIRECTORS?

Shareholders and other interested parties who wish to communicate with the Board may do so by writing to the Presiding Director, Board of Directors of Altria Group, Inc., 6601 West Broad Street, Richmond, Virginia 23230. The non-management directors have established procedures for the handling of communications from shareholders and other interested parties and directed the Corporate Secretary to act as their agent in processing any communications received. Communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the Presiding Director. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

2.	HOW CAN A SHAREHOLDER NOMINATE A DIRECTOR OR SUBMIT A PROPOSAL FOR NEXT YEAR’S ANNUAL MEETING?

The Company’s By-Laws set forth the procedures a shareholder must follow to nominate a candidate for election as a director or to propose other business for consideration at shareholder meetings. For a shareholder to nominate a candidate for election as a director at the 2014 Annual Meeting or to propose other business for consideration at the 2014 Annual Meeting, presently anticipated to be held on May 14, 2014, proper notice must be received by the Company between November 5 and December 5, 2013. With respect to a nomination, the notice must describe various matters regarding the nominee, including name, address, occupation and shares held, and such other information specified in the Company’s By-Laws. With respect to a proposal for other business, the notice must include a description of the proposed business, the reasons therefor and the other information specified in the By-Laws.

Any shareholder wishing to present a proposal to be acted upon at the 2014 Annual Meeting and to include such proposal in the Company’s Proxy Statement and proxy in accordance with Rule 14a-8 of the Exchange Act must ensure that the proposal is received by the Company at its principal offices no later than December 5, 2013 and that the proposal complies with all Rule 14a-8 requirements.

In each case, the notice or proposal must be timely given to the Corporate Secretary of the Company, whose address is 6601 West Broad Street, Richmond, Virginia 23230. Any shareholder desiring a copy of the Company’s By-Laws (which are posted on our website at www.altria.com) will be furnished one without charge upon written request to the Corporate Secretary.

3.	WHAT IS HOUSEHOLDING?

Under SEC rules, companies and intermediaries such as brokers, banks and other nominees are permitted to satisfy proxy material delivery requirements by delivering one proxy statement and one annual report, or notice of internet availability, as applicable, in one envelope to all shareholders residing at the same address who share the same last name (or the company or intermediary reasonably believes are members of the same family). This method of delivery is known as “householding.” Householding reduces the number of mailings that shareholders receive, saves on printing and postage costs and helps the environment. Shareholders who participate in householding continue to receive separate proxy cards or voting instruction forms, as applicable, control numbers for voting electronically and dividend check mailings.

Registered Shareholders: The Company currently does not “household” for shareholders of record. As a result, if you are a registered shareholder, the Company sent you and each registered shareholder at your address separate Proxy Statements and Annual Reports on Form 10-K for the fiscal year ended December 31, 2012 (“Annual Report on Form 10-K”), or Notices of Internet Availability of Proxy Materials, as applicable. Shareholders residing at the same address who share the same last name and who received multiple copies of the Company’s Proxy Statement and Annual Report on Form 10-K, or Notice of Internet Availability of Proxy Materials, as applicable, may request householding in the future by contacting our transfer agent, Computershare Trust Company, N.A., by phone at 1-800-442-0077.

ALTRIA GROUP, INC. – Proxy Statement    67

QUESTIONS AND ANSWERS ABOUT COMMUNICATIONS, COMPANY DOCUMENTS AND SHAREHOLDER PROPOSALS

Street Name Shareholders: If you and other residents at your mailing address share the same last name and also own shares of Altria common stock in an account at the same broker, bank or other nominee, your broker, bank or other nominee delivered one Proxy Statement and Annual Report on Form 10-K, or Notice of Internet Availability of Proxy Materials, as applicable, to your address, unless you advised your broker, bank or other nominee otherwise.

A street name shareholder who received a Proxy Statement and Annual Report on Form 10-K, or Notice of Internet Availability of Proxy Materials, as applicable, at a shared address may request a separate copy of the Proxy Statement and Annual Report on Form 10-K, or Notice of Internet Availability of Proxy Materials, as applicable, be sent to him or her by contacting Broadridge Financial Solutions, Inc. in writing to its Householding Department at 51 Mercedes Way, Edgewood, New York, 11717, or by calling 1-800-542-1061.

Street name shareholders sharing an address who received multiple copies of the proxy materials and wish to receive a single copy of these materials in the future should contact their broker, bank or other nominee to make this request. If you would like to opt out of householding for future deliveries of proxy materials, please contact your broker, bank or other nominee.

4.	WHERE CAN I FIND THE COMPANY’S CORPORATE GOVERNANCE GUIDELINES, COMMITTEE CHARTERS, CODES OF CONDUCT OR OTHER GOVERNANCE DOCUMENTS?

The Altria Code of Conduct is available on the Company’s website at www.altria.com/codeofconduct. The Company’s Corporate Governance Guidelines, charters of the Committees of the Board of Directors, the Director Code and the Company’s Articles of Incorporation and By-Laws are available on the Company’s website at www.altria.com/governance. Information on the Company’s website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings the Company makes with the SEC.

5.	HOW CAN I OBTAIN A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS?

Our Annual Report on Form 10-K was delivered or made available with this Proxy Statement. Additional copies of our Annual Report on Form 10-K (not including exhibits and documents incorporated by reference) are available in print, free of charge, to shareholders requesting a copy by writing to: Investor Relations, Altria Client Services Inc., 6601 West Broad Street, Richmond, Virginia 23230; or by calling 1-804-484-8222. You may review the Company’s filings with the SEC by visiting our website at www.altria.com.

68    ALTRIA GROUP, INC. – Proxy Statement

OTHER BUSINESS

OTHER BUSINESS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

W. Hildebrandt Surgner, Jr.
Corporate Secretary

April 4, 2013

Richmond, Virginia

ALTRIA GROUP, INC. – Proxy Statement    69

ANNEX A – ALTRIA GROUP, INC. NON-GAAP FINANCIAL MEASURES

ALTRIA GROUP, INC.

NON-GAAP FINANCIAL MEASURES

Altria Group, Inc. (“Altria”) reports its financial results, including diluted earnings per share (“EPS”), in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Altria’s management reviews operating companies income (“OCI”), which is defined as operating income before general corporate expenses and amortization of intangibles, to evaluate the performance of, and allocate resources to, the business segments. Altria’s management also reviews EPS and OCI on an adjusted basis, which excludes certain income and expense items that management believes are not part of underlying operations. These items include loss on early extinguishment of debt, restructuring charges, SABMiller plc (“SABMiller”) special items, certain Philip Morris Capital Corporation (“PMCC”) leveraged lease items, certain tax items and tobacco and health judgments. Altria’s management does not view any of these special items to be part of Altria’s sustainable results as they may be highly variable and difficult to predict and can distort underlying business trends and results. In addition, Altria’s management reviews adjusted discretionary cash flow, which is defined as the change in cash and cash equivalents with certain adjustments as shown in the reconciliation below. Adjusted discretionary cash flow is a measure of Altria’s performance and is not a liquidity measure. Altria’s management believes that these adjusted measures provide useful insight into underlying business trends and results, and provide a more meaningful comparison of year-over-year results. Altria’s management uses adjusted measures internally for planning, forecasting and evaluating the performances of Altria’s businesses, including allocating resources and evaluating results relative to employee compensation targets. Additional uses of these adjusted financial measures by the Compensation Committee are further discussed in the Proxy Statement. These adjusted financial measures are not consistent with GAAP, and should thus be considered as supplemental in nature and not considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

Reconciliations of non-GAAP financial measures are provided below.

Altria Group, Inc.

Reconciliation of Adjusted Diluted EPS

	For the Years Ended December 31,
	2012	2011	2010	2009	2008 (3)

Reported diluted EPS	$2.06	$1.64	$1.87	$1.54	$1.48

Asset impairment, exit, implementation and integration costs	0.01	0.07	0.04	0.19	0.15

UST acquisition-related costs (1)	–	–	0.01	0.06	0.02

SABMiller special items	(0.08)	0.03	0.03	–	0.03

PMCC leveraged lease (benefit) charge	(0.03)	0.30	–	–	–

Tobacco and health judgments	–	0.05	–	–	–

Gain on sale of corporate headquarters building	–	–	–	–	(0.12)

Loss on early extinguishment of debt	0.28	–	–	–	0.12

Tax items (2)	(0.03)	(0.04)	(0.05)	(0.04)	(0.03)
Adjusted diluted EPS	$2.21	$2.05	$1.90	$1.75	$1.65
Growth in adjusted diluted EPS 2012 vs . 2011	7.8%
Growth in adjusted diluted EPS 2012 vs . 2009	26.3%
Growth in adjusted diluted EPS 2011 vs . 2008	24.2%

(1)	Excludes exit and integration costs.

(2)	Excludes the tax impact included in the PMCC leveraged lease (benefit) charge.

(3)	Excludes the results of Altria’s former subsidiary, Philip Morris International Inc.

A-1    ALTRIA GROUP, INC. – Proxy Statement

ANNEX A – ALTRIA GROUP, INC. NON-GAAP FINANCIAL MEASURES

Altria Group, Inc.

Selected Financial Data by Reporting Segment

Reconciliation of Adjusted OCI for Years Ended December 31,

(dollars in millions)

	Smokeable Products		Smokeless Products		Wine		Financial Services
	2012	2011	2012	2011	2012	2011	2012	2011
Reported OCI	$6,239	$5,737	$931	$859	$104	$91	$176	$(349)

Asset impairment, exit, implementation and integration costs, net	28	183	28	35	–	–	–	–

UST acquisition-related costs (1)	–	–	–	2	–	4	–	–

Tobacco and health judgments	4	98	–	–	–	–	–	–

PMCC leveraged lease charges	–	–	–	–	–	–	7	490

Adjusted OCI	$6,271	$6,018	$959	$896	$104	$95	$183	$141

Change in adjusted OCI 2012 vs . 2011	4.2%		7.0%		9.5%		29.8%

(1)	Excludes exit and integration costs.

Altria Group, Inc.

Reconciliation of Adjusted Discretionary Cash Flow

For the Year Ended December 31, 2012

(dollars in millions)

Decrease in cash and cash equivalents	$(370)

Dividends paid on common stock	3,400

Long-term debt issued – net of financing fees and debt issuance costs	(2,765)

Long-term debt repaid	2,600

Repurchases of common stock	1,082

Other – primarily tender premiums and fees related to early extinguishment of debt, net of tax	641

Adjusted discretionary cash flow	$4,588

ALTRIA GROUP, INC. – Proxy Statement    A-2

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS THURSDAY, MAY 16, 2013 AND PROXY STATEMENT Printed on Recycled Paper

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 15, 2013.
Vote by Internet • Go to www.investorvote.com/altria • Or scan the QR Code, that appears to the right, with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•  Within USA, US territories & Canada, call toll free

    1-800-652-VOTE (8683) on a touch-tone telephone.

    There is NO CHARGE to you for the call.

•  Outside USA, US territories & Canada, call collect

    1-781-575-2300 on a touch-tone telephone.

•  Follow the instructions provided by the recorded

    message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING.  ▼

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

This proxy when properly executed will be voted as specified. If no specification is made, this proxy will be voted FOR the election of directors, FOR the ratification of the selection of independent registered public accounting firm, FOR the advisory vote to approve the compensation of the Company’s named executive officers and AGAINST the shareholder proposal.

Ë

A	Election of Directors (see below): The Board of Directors recommends a vote FOR the listed nominees.

1.	Election of Directors:	For	Against	Abstain		For		Against	Abstain		For	Against	Abstain

	01 - Gerald L. Baliles	☐	☐	☐	05 - Thomas F. Farrell II	☐		☐	☐	09 - Kathryn B. McQuade	☐	☐	☐
	02 - Martin J. Barrington	☐	☐	☐	06 - Thomas W. Jones	☐		☐	☐	10 - George Muñoz	☐	☐	☐
	03 - John T. Casteen III	☐	☐	☐	07 - Debra J. Kelly-Ennis	☐		☐	☐	11 - Nabil Y. Sakkab	☐	☐	☐
	04 - Dinyar S. Devitre	☐	☐	☐	08 - W. Leo Kiely III	☐		☐	☐
B	Proposals: The Board of Directors recommends a vote FOR Proposals 2 and 3.							The Board of Directors recommends a vote AGAINST Proposal 4.
					For Against Abstain						For	Against	Abstain

2.	Ratification of the Selection of Independent Registered Public Accounting Firm				☐ ☐ ☐		4.	Shareholder Proposal - Disclosure of Lobbying Policies and Practices			☐	☐	☐

3.	Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers				☐ ☐ ☐

C	Authorized Signatures — Date and Sign Below.
Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments or postponements thereof.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

ALTRIA GROUP, INC.

2013 ANNUAL MEETING OF

SHAREHOLDERS

Thursday, May 16, 2013

9:00 A.M. Eastern Time

The Greater Richmond Convention Center

403 North 3rd Street

Richmond, VA 23219

In order to attend the Meeting you must submit a written request for an admission ticket. To request an admission ticket, please follow the instructions set forth in the accompanying proxy statement in response to question 15.

It is important that your shares are represented at this Meeting, whether or not you attend the Meeting in person. To make sure your shares are represented, we urge you to vote your shares over the Internet OR the telephone in accordance with the instructions provided on the reverse side OR by completing and mailing this proxy card.

Sign Up Today For Electronic Delivery

If you prefer to receive your future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet, sign up today at www.computershare-na.com/green.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING.  ▼

– – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – – –

Altria Group, Inc.

Proxy Solicited on Behalf of the Board of Directors

Annual Meeting May 16, 2013

Martin J. Barrington and Denise F. Keane, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the meeting, all shares of Common Stock held by the undersigned in Altria Group, Inc. (the “Company”) at the Annual Meeting of Shareholders to be held at the Greater Richmond Convention Center, May 16, 2013, at 9:00 a.m., Eastern Time, and at all adjournments or postponements thereof.

This card also serves to instruct the administrator of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan and the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a participant in any such plan. Unless your proxy for your defined contribution plan shares is received by May 13, 2013, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received.

If you have voted by Internet or telephone, please DO NOT mail back this proxy card.

THANK YOU FOR VOTING